Filed Pursuant to Rule 424(b)(5)
Registration No. 333-250976

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 9, 2020)

QUANTUM CORPORATION

Up to 30,000,000 Shares of Common Stock

We are conducting a Rights Offering pursuant to which we are distributing to holders of our common stock and warrants we issued on December 27, 2018 and June 16, 2020 (the “Participating Warrants”) as of 5:00 p.m., Eastern Time on March 25, 2022 (the “Record Date”), at no charge, non-transferable subscription rights to purchase shares of our common stock with a maximum offering amount of $67.5 million (the “Rights Offering”). For each share of common stock (including shares of common stock issuable upon exercise of the Participating Warrants) for which you are the holder of record on the Record Date, you will receive one right to purchase 0.422572999 of a share of our common stock (subject to the maximum offering amount and the Participating Warrants, as applicable) at a subscription price equal to $2.25 per whole share, as described in this prospectus supplement (the “Basic Subscription Right”). Holders of the Participating Warrants as of the Record Date will receive subscription rights on the same terms and subject to the conditions as set forth herein and in accordance with the terms of such Participating Warrants. The total number of shares issued to each security holder will be rounded down to the nearest whole number and we will not issue any fractional shares.

If the Rights Offering is not fully subscribed and you fully exercise your Basic Subscription Right, you may also exercise your rights to purchase at the subscription price shares of common stock that were not subscribed for by other rights holders under the Rights Offering (the “Over-Subscription Privilege”). For a more detailed discussion, see “Description of the Rights Offering.” If an insufficient number of shares are available to fully satisfy all Over-Subscription Privilege requests, the available shares will be allocated proportionately among rights holders who exercise their Over-Subscription Privileges based on the number of shares each such holder subscribed for under the Basic Subscription Right relative to the number of shares subscribed for by all other such holders under their Basic Subscription Rights. If this pro rata allocation results in any holder receiving a greater number of shares than the holder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such holder will be allocated only that number of shares for which the holder oversubscribed, and the remaining shares will be allocated among all other holders exercising the Over-Subscription Privilege on the same pro rata basis described above. Any fractional shares to which persons exercising their Over-Subscription Privilege would otherwise be entitled pursuant to such allocation will be rounded down to the nearest whole share. The proration process will be repeated until all shares have been allocated. The Basic Subscription Rights and the Over-Subscription Privileges are collectively referred to herein as the “rights” or the “subscription rights”.

The subscription rights may be exercised at any time during the Rights Offering period, which will commence on March 29, 2022. The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on April 18, 2022, unless we extend the Rights Offering period. We reserve the right to extend the Rights Offering period at our sole discretion, subject to certain limitations described herein, although we do not currently intend to do so.

Our Board of Directors (the “Board”) is making no recommendation regarding your exercise of the subscription rights. You should carefully consider whether to exercise your subscription rights before the expiration of the Rights Offering period. All exercises of subscription rights are irrevocable. The subscription rights may not be sold, transferred, or assigned to anyone else and will not be listed for trading on any stock exchange or market.

The shares of common stock are being offered directly by us without the services of an underwriter or selling agent.

We have separately entered into an Investment Commitment Agreement with Neuberger Berman Investment Advisers LLC (“Neuberger Berman”), on behalf of itself and certain funds and pooled investment vehicles sponsored and managed on a discretionary basis by Neuberger Berman or its controlled affiliates (collectively, the “Neuberger Berman Investors” and for the avoidance of doubt, not including the Neuberger Berman Advisory Investors (as defined below)), OC II FIE V LP and OC III LVS XI LP and/or its transferee(s) or assignee(s) (each, an “OC Investor” and together, the “OC Investor”), and BRF Investments, LLC, B. Riley Securities, Inc. and BRC Partners Opportunity Fund, LP and/or their transferee(s) or assignee(s) (collectively, “B. Riley” and, together with the Neuberger Berman Investors and the OC Investor, the “Committed Purchasers”), pursuant to which, subject to certain customary conditions: (a) the Neuberger Berman Investors have agreed to fully exercise their Basic Subscription Rights for approximately 1,319,492 shares (based on approximately 3,122,519 shares held by Neuberger Berman Investors as of the Record Date) and Neuberger Berman has agreed to use its commercially reasonable efforts to procure that certain other investors advised by Neuberger Berman and holding, as of the Record Date, an aggregate of approximately 3,760,812 shares (the “Neuberger Berman Advisory Investors”), also exercise their Basic Subscription Rights for approximately 1,589,218 shares; (b) the OC Investor has agreed to fully exercise its Basic Subscription Rights for 2,691,819 shares (based on 6,370,070 shares issuable upon the exercise of Participating Warrants held by the OC Investor as of the Record Date); (c) B. Riley has agreed to exercise its Basic Subscription Rights for 2,258,912 shares (based on 5,345,616 shares held by B. Riley as of the Record Date); and (d) the Neuberger Berman Investors and the OC Investor have further agreed to exercise their Over-Subscription Privilege up to 8,188,033 and 9,980,640 shares, respectively (subject, in the case of the Neuberger Berman Investors, to any Over-Subscription Privileges exercised by the Neuberger Berman Advisory Investors, and to certain ownership limitations described below) (the foregoing commitments are collectively referred to as the “Investment Commitment”); provided, however, that the Neuberger Berman Investors and the OC Investor may acquire shares only to the extent such acquisition would not cause the Neuberger Berman Investors’, the Neuberger Berman Advisory Investors’ and certain employees of Neuberger Berman, collectively, or Neuberger’s or any OC Investor’s beneficial ownership to exceed 19.9% or 9.9%, respectively, of our common stock outstanding immediately after, and as a result of, the Rights Offering (including the Participating Warrants held by the OC Investor on an as-converted basis, inclusive of any anti-dilution adjustments applicable thereto as a result of the Rights Offering). All shares purchased in the Rights Offering by the Committed Purchasers pursuant to the Investment Commitment will be purchased at a price per whole share equal to the subscription price. The exercise of the Over-Subscription Privilege by the Neuberger Berman Investors, the Neuberger Berman Advisory Investors and the OC Investor will be subject to the pro rata allocation described above. In addition, none of the Committed Purchasers may acquire shares if such acquisition would result in such Committed Purchaser holding more than 34.99% of our common stock outstanding immediately after the completion of the Rights Offering. As a result of the Investment Commitment, we expect to raise a minimum of approximately $49.0 million (subject to reduction in light of the ownership limitations noted above) of the $67.5 million gross proceeds we would otherwise raise if the Rights Offering were fully subscribed. See “Description of the Investment Commitment” for a description of the relationships between the Committed Purchasers and the Company.

The Committed Purchasers will not receive a fee in connection with the Investment Commitment; however, we have agreed to reimburse up to $150,000 for each of (i) Neuberger Berman, the Neuberger Berman Investors and the Neuberger Berman Advisory Investors, collectively, and (ii) the OC Investor, and $100,000 for B. Riley of the reasonable and documented out-of-pocket legal expenses in connection with the Investment Commitment Agreement and the Rights Offering.

We reserve the right to cancel the Rights Offering at any time for any reason. If we cancel the Rights Offering, all subscription payments received by the subscription agent, who is our transfer agent, will be returned, without interest or penalty, as soon as practicable.

Our common stock is traded on the Nasdaq Global Market under the symbol “QMCO.” On March 24, 2022, the last trading date prior to the Record Date, the last reported sale price of our common stock on the Nasdaq Global Market was $2.33 per share. You are urged to obtain a current price quote for our common stock before exercising your subscription rights.

Any investment in our securities, including the exercise of your subscription rights for shares of our common stock, involves risks. Before making an investment decision, including before exercising your subscription rights, you should carefully review the information set forth in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including under “Risk Factors” beginning on page S-23 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 and our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report, each of which has been filed with the Securities and Exchange Commission and each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 29, 2022

(i)

ABOUT THIS PROSPECTUS SUPPLEMENT

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement relates only to the subscription rights and underlying shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to make such an offer. The information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate only as of its date regardless of the time of delivery of this prospectus supplement or of any distribution of subscription rights or sale of securities.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Persons who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus applicable to that jurisdiction.

This prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented or incorporated by reference into this prospectus supplement and the accompanying prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and any related free writing prospectus. Accordingly, investors should not place undue reliance on this information.

All references in this prospectus supplement to “Quantum,” the “Company,” “we,” “us” and “our” refer to Quantum Corporation and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated. “Quantum” and the Quantum logo are our trademarks. This prospectus supplement and the documents incorporated by reference into this prospectus supplement may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

(ii)

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

What is being offered in the Rights Offering?

We are distributing to holders of our common stock and the Participating Warrants as of the Record Date of 5:00 p.m., Eastern Time, on March 25, 2022, at no charge, non-transferable subscription rights to purchase up to an aggregate of 30,000,000 shares of our common stock. For each share of common stock (including shares of common stock issuable upon exercise of the Participating Warrants) for which you are the holder of record as of the Record Date, you will receive one right to purchase 0.422572999 of a share of our common stock at a subscription price equal to $2.25 per whole share. The total number of shares issued to each security holder will be rounded down to the nearest whole number and we will not issue any fractional shares. As a result, we may not issue the full number of shares authorized for issuance in connection with the Rights Offering. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable. Holders of the Participating Warrants as of the Record Date will receive subscription rights on the same terms and subject to the same conditions as set forth herein and in accordance with the terms of such Participating Warrants.

The rights will be evidenced by a rights certificate that has been sent to you along with this prospectus supplement. Each right entitles the holder to a Basic Subscription Right and an Over-Subscription Privilege. The Over-Subscription Privilege will include Basic Subscription Rights that remain unsubscribed at the expiration of the Rights Offering period. You will only be permitted to exercise your Over-Subscription Privilege, if any, if you fully exercise your Basic Subscription Right.

What is the Basic Subscription Right?

Each Basic Subscription Right gives holders of common stock and holders of the Participating Warrants, in each case as of the Record Date, the opportunity to purchase 0.422572999 of a share of common stock at the subscription price of $2.25 per whole share, subject to the limits described below. For example, if you owned 10,000 shares of our common stock as of the Record Date, you received 10,000 Basic Subscription Rights and have the right, to purchase up to 4,225 additional shares of common stock at the subscription price with your Basic Subscription Right. If you fully exercise your Basic Subscription Right, you are also entitled to an Over-Subscription Privilege, subject to proration as described herein.

There is no minimum number of shares of common stock that you must purchase, but you may not purchase fractional shares. You may exercise all or a portion of your Basic Subscription Right, or you may choose not to exercise any rights at all. However, if you exercise less than your full Basic Subscription Right or do not exercise it at all, you will not be entitled to purchase any additional shares under your Over-Subscription Privilege.

If you hold a physical stock or Participating Warrant certificate or hold your shares or Participating Warrants electronically in book-entry, uncertificated form in DRS (direct registration system) through our transfer agent, the number of Basic Subscription Rights you may exercise is indicated on the enclosed rights certificate. If you hold your shares or Participating Warrants in the name of a custodian bank, broker, dealer, or other nominee, you will not receive a rights certificate. Instead, the Depository Trust Company (“DTC”) will issue subscription rights to the nominee record holder for the shares of common stock that you own at the Record Date. If you are not contacted by your custodian bank, broker, dealer, or other nominee, you should contact your nominee as soon as possible.

What is the Over-Subscription Privilege?

The Over-Subscription Privilege provides security holders that exercise all of their Basic Subscription Rights the opportunity to purchase the shares of common stock that are not purchased by other stockholders in the Rights Offering up to the maximum offering amount. If you fully exercise your Basic Subscription Right, the Over-Subscription Privilege entitles you to subscribe for any additional shares unclaimed by other holders of rights in the Rights Offering at the same subscription price per whole share. If an insufficient number of shares is available to fully satisfy all Over-Subscription Privilege requests, the available shares will be allocated proportionately among security holders who exercised their Over-Subscription Privileges based on the number of shares each such holder subscribed for under the Basic Subscription Right relative to the number of shares subscribed for by all other such holders under their Basic Subscription Rights. Any fractional shares to which persons exercising their Over-Subscription Privilege would otherwise be entitled pursuant to such allocation shall be rounded down to the nearest whole share.

To properly exercise your Over-Subscription Privilege, you must deliver the subscription payment related to your Over-Subscription Privilege prior to the expiration of the Rights Offering or such earlier date as may be specified in the rights certificate you receive from the subscription agent. Because we will not know the total number of unsubscribed shares prior to the expiration of the Rights Offering period, you will need to deliver payment in an amount equal to the aggregate purchase price for the maximum number of shares that you desire to purchase.

Any excess subscription payments received by the subscription agent, caused by proration or otherwise, will be promptly returned to the subscriber, without interest. See “Description of the Rights Offering—The Subscription Rights—Over-Subscription Privilege.”

What is proration?

All subscriptions pursuant to the Over-Subscription Privilege (including the Investment Commitment) will be subject to proration to ensure that the aggregate proceeds raised in the Rights Offering do not exceed the maximum offering amount. In the event that the number of subscriptions pursuant the Over-Subscription Privilege exceeds the maximum offering amount, each such subscriber will receive a pro rata portion of the shares issued pursuant to the Over-Subscription Privilege based on the number of shares each such rights holder subscribed for under the Basic Subscription Right relative to the number of shares subscribed for by all other such recordholders under their Basic Subscription Rights. If this pro rata allocation results in any holder receiving a greater number of shares than the holder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such holder will be allocated only that number of shares for which the holder oversubscribed, and the remaining shares will be allocated among all other holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all shares have been allocated.

The subscription agent will notify rights holders of the number of shares allocated to each holder promptly after completion of the allocation process. Any excess subscription payments received by the subscription agent will be promptly returned, without interest.

Why are we conducting the Rights Offering?

We are conducting the Rights Offering in order to raise additional capital and to improve and strengthen our financial position. We intend to use the net proceeds from the Rights Offering for the repayment of $20.0 million of our outstanding indebtedness and for working capital and other general corporate purposes. However, our management will have broad discretion as to the use of proceeds from this offering and may elect to change our currently anticipated use of proceeds. See “Use of Proceeds.”

In authorizing the Rights Offering, the Board considered and evaluated a number of factors, including:

•	our current capital resources and our future need for additional liquidity and capital;

•	our debt financing arrangements;

•	the size and timing of the Rights Offering;

•	the potential dilution to our current security holders if they choose not to participate in the Rights Offering;

•	alternatives available for raising capital, including debt, other forms of equity raises and renegotiation of our existing loan agreements;

•	our ability to remain in compliance with covenants under our existing loan agreements;

•	input presented by an independent third-party firm retained to provide capital markets advisory services in connection with the Rights Offering;

•	the potential impact of the Rights Offering on the public float for our common stock;

•	the Committed Purchasers’ willingness to make the Investment Commitment in the Rights Offering;

•

the interests of the Committed Purchasers in the Company, including their current and potential ownership in the Company as a result of the Rights Offering and the fact that OC III LVS XXXIII LP, an affiliate of the OC Investor, is currently a lender under the 2021 Term Credit Agreement (as defined below under “—Why are the Committed Purchasers willing to make the Investment Commitment in the Rights Offering?”), pursuant to which approximately $98.8 million of borrowings were outstanding as of March 15, 2022 (see “Description of the Investment Commitment”);

•	that applicable Nasdaq marketplace rules do not require stockholder approval of the Rights Offering or the Investment Commitment; and

•	the fact that existing security holders would have the opportunity to participate on a pro rata basis to purchase additional shares of common stock.

Based on the information and analyses regarding the Rights Offering provided to management and/or prepared by management, and the recommendation of management that the Rights Offering is in the best interests of the Company and its stockholders in light of the information available to management, and the additional information and documentation reviewed by the Board, the Board approved the Rights Offering and determined that the Rights Offering is in the best interests of the Company and its stockholders. However, the Board is not making any recommendation regarding your exercise of the subscription rights.

What will happen to the Company if the Rights Offering is not fully subscribed or is canceled?

We will not receive any proceeds if the Rights Offering is canceled. This in turn would limit the amount, if any, available to pay down our outstanding indebtedness or for working capital and would negatively impact our balance sheet. Due to the Investment Commitment, we expect to receive a minimum of approximately $49.0 million in gross proceeds from the Rights Offering even if the Rights Offering is undersubscribed, subject to certain ownership limitations as set forth in the Investment Commitment Agreement.

In addition, as the Committed Purchasers are committed to purchasing only up to an aggregate of approximately $55.0 million of the maximum offering amount, subject to certain ownership limitations, if the Rights Offering is undersubscribed or canceled, we may be unable to remain in compliance with certain covenants under our loan agreements, which in turn could materially and negatively impact our financial position and could cause us to have to seek covenant relief or renegotiate our loan agreements with our lenders (including affiliates of the OC Investor), potentially on terms less favorable to us.

How was the subscription price for the Rights Offering determined?

The subscription price of $2.25 per whole share for the Rights Offering was determined based on the lesser of (i) $2.25 and (ii) a 10% discount to the closing price of our common stock on the trading day immediately preceding the date of the Investment Commitment Agreement. The Board considered a number of factors in determining the subscription price for the Rights Offering, including:

•	the price per share at which the Committed Purchasers were willing to enter into the Investment Commitment in the Rights Offering;

•	information provided by an independent third-party firm retained to provide capital markets advisory services to the Board in connection with the Rights Offering;

•	“pass through” savings as a result of conducting the Rights Offering with no investment banking support;

•	the price at which our security holders might be willing to participate in the Rights Offering;

•	historical and current trading prices for our common stock, including on a volume weighted average share price basis over certain periods; and

•	the desire to provide an opportunity to our security holders to participate in the Rights Offering on a pro rata basis.

The subscription price is not necessarily related to our book value, tangible book value, multiple of earnings or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the Rights Offering. You should not consider the subscription price as an indication of value of the Company or our common stock. You should not assume or expect that, after the Rights Offering, our shares of common stock will trade at or above the subscription price in any given time period. The market price of our common stock may decline during or after the Rights Offering, and you may not be able to sell the shares of our common stock purchased during the Rights Offering at a price equal to or greater than the subscription price. You should obtain a current quote for our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the Rights Offering.

Was a fee paid for capital markets advisory services provided to the Company?

Yes. The fees payable by us to the independent third-party firm retained to provide capital markets advisory services to the Board in connection with the Rights Offering is not conditioned on the closing of the Rights Offering.

What is the role of the Committed Purchasers in this offering?

The Committed Purchasers have agreed to fully exercise their Basic Subscription Rights for an aggregate amount of approximately $14.1 million, subject to certain customary conditions, and the Neuberger Berman Investors and the OC Investor have further agreed to exercise their respective Over-Subscription Privileges for the remaining unsubscribed portion (if any) of the Basic Subscription Rights in the Rights Offering up to $18.4 million and $22.5 million, respectively, subject to certain ownership limitations as described below, of the maximum offering amount of $67.5 million, at a price per whole share equal to the subscription price; provided, however, that the Neuberger Berman Investors and the OC Investor may acquire shares only to the extent such acquisition would not cause the Neuberger Berman Investors’, the Neuberger Berman Advisory Investors’ and certain employees’ of Neuberger Berman, collectively, and each OC Investor’s beneficial ownership to exceed 19.9% and 9.9%, respectively, of our common stock outstanding immediately after, and as a result of, the Rights Offering (including the Participating Warrants held by the OC Investor on an as-converted basis, inclusive of any anti-dilution adjustments applicable thereto as a result of the Rights Offering). Neuberger Berman has agreed to use its commercially reasonable efforts to procure that the Neuberger Berman Advisory Investors also exercise their Basic Subscription Rights for approximately 1,589,218 shares. The exercise of any Over-Subscription Privileges pursuant to the Investment Commitment Agreement is subject to the pro rata allocation as described herein. In addition, none of the Committed Purchasers may acquire shares if such acquisition would result in such Committed Purchaser holding more than 34.99% of our common stock outstanding immediately after the completion of the Rights Offering. As a result of the Investment Commitment, we expect to raise a minimum of approximately $49.0 million (subject to reduction in light of the ownership limitations noted above) of the $67.5 million gross proceeds we would otherwise raise if the Rights Offering were fully subscribed. The terms of the Investment Commitment are set forth in the Investment Commitment Agreement.

The Committed Purchasers will not receive a fee in connection with the Investment Commitment; however, we have agreed to reimburse up to $150,000 for each of (i) Neuberger Berman, the Neuberger Berman Investors and the Neuberger Berman Advisory Investors, collectively, and (ii) the OC Investor, and $100,000 for B. Riley of the reasonable and documented out-of-pocket legal expenses in connection with the Investment Commitment Agreement and the Rights Offering.

Why are the Committed Purchasers willing to make the Investment Commitment in the Rights Offering?

The Committed Purchasers are the Neuberger Berman Investors (for the avoidance of doubt, not to include the Neuberger Berman Advisory Investors), the OC Investor and B. Riley, each of which has committed to purchasing up to 9,507,525, 12,672,459, and 2,258,912 shares, respectively, or an aggregate of 24,438,896, shares of our common stock in the Rights Offering at a price per whole share equal to the subscription price, including in the case of Neuberger and the OC Investor, pursuant to the exercise of Over-Subscription Privileges to the extent any shares subject to the Basic Subscription Rights remain unsubscribed for upon the expiration of the Rights Offering, subject to, in the case of Neuberger Berman Investors, any Over-Subscription Privelege exercised by the Neuberger Berman Advisory Investors, subject further to the beneficial ownership limitation as set forth in the Investment Commitment Agreement (including the Participating Warrants held by the OC Investor on an as-converted basis, inclusive of any anti-dilution adjustments applicable thereto as a result of the Rights Offering), and subject further to the maximum offering amount and the rounding down of fractional shares. The exercise of any Over-Subscription Privileges pursuant to the Investment Commitment Agreement is subject to the pro rata allocation as described herein. In addition, none of the Committed Purchasers may acquire shares if such acquisition would result in such Committed Purchaser beneficially owning more than 34.99% of our common stock outstanding immediately after the completion of the Rights Offering. As of the Record Date, the Neuberger Berman Investors, the Neuberger Berman Advisory Investors, the OC Investor and B. Riley beneficially owned approximately 3.1 million, 3.8 million, 6.4 million (representing shares of common stock issuable upon exercise of Participating Warrants) and 5.3 million shares of our common stock, or 5.2%, 6.2%, 0.0%, and 8.8%, respectively, of our common stock outstanding as of the Record Date (excluding shares issuable upon the exercise of Participating Warrants). If the OC Investor were to fully exercise its Participating Warrants to purchase 6,370,070 shares of common stock, it would beneficially own 9.5% of our common stock based on shares of common stock outstanding as of the Record Date (including the exercised Participating Warrants). Based on the maximum number of shares the Neuberger Berman Investors, the Neuberger Berman Advisory Investors, the OC Investor and B. Riley has committed to purchase in the Rights Offering pursuant to the Investment Commitment Agreement, the Neuberger Berman Investors, the Neuberger Berman Advisory Investors and certain employees of Neuberger Berman, collectively, any OC Investor and B. Riley could beneficially own up to 19.9%, 9.9%, and 8.2% respectively, of our common stock outstanding immediately after the Rights Offering.

In addition, we are a party to a Term Loan Credit and Security Agreement, dated as of August 5, 2021, with the borrowers, guarantors, and lenders from time to time party thereto, and Blue Torch Finance LLC, in its capacity as disbursing agent and collateral agent for the lenders (as amended from time to time, the “2021 Term Credit Agreement”), for a senior secured term loan of $100.0 million. OC III LVS XXXIII LP, an affiliate of the OC Investor, is a lender under the 2021 Term Credit Agreement. In connection with a prior senior secured term loan, we issued to OC II FIE V LP a warrant to purchase 4,309,464 shares of our common stock at an exercise price of $1.33 per share and a warrant to purchase 2,060,606 shares of our common stock at an exercise price of $3.00 per share on December 27, 2018 and June 16, 2020, respectively.

As a result of certain anti-dilution provisions in the June 16, 2020 warrants which will be triggered as a result of the Rights Offering, OC II FIE V LP will receive warrants to purchase up to an additional 155,219 shares of our common stock if the Rights Offering is fully subscribed (which additional shares are not eligible to participate in the Rights Offering).

On February 3, 2021, we entered into an underwriting agreement (the “Underwriting Agreement”) with the several underwriters named in the Underwriting Agreement for whom B. Riley Securities Inc., a wholly-owned subsidiary of B. Riley Financial, Inc., acted as representative, relating to the public offering by the Company of

13,138,686 shares of our common stock at a price to the public of $6.85 per share with an underwriters’ option to purchase 1,970,803 additional shares of our common stock. Such offering closed on February 8, 2021, including the full exercise of the underwriters’ option. John A. Fichthorn, a member of our Board, was Head of Alternative Investments at B. Riley Capital Management, LLC, a wholly-owned subsidiary of B. Riley Financial, Inc., from April 2017 until May 2020. In May 2020, Mr. Fichthorn became a consultant for B. Riley Capital Management. Such consultancy concluded on November 30, 2020.

The Committed Purchasers are significant stakeholders in the Company and the OC Investor and B. Riley have preexisting relationships with the Company and as such, are familiar with and have an interest in our business and prospects.

The Committed Purchasers will not receive a fee in connection with the Investment Commitment; however, we have agreed to reimburse up to $150,000 for each of (i) Neuberger Berman, the Neuberger Berman Investors and the Neuberger Berman Advisory Investors, collectively, and (ii) the OC Investor and $100,000 for B. Riley of the reasonable and documented out-of-pocket legal expenses in connection with the Investment Commitment Agreement and the Rights Offering.

Am I required to exercise some or all of the rights I receive in the Rights Offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our common stock you own will not change; however, you will own a smaller proportional interest in the Company than if you had timely exercised all or a portion of your subscription rights. If you choose not to exercise or not to fully exercise your rights and other security holders fully exercise Basic Subscription Rights or the Committed Purchasers acquire shares pursuant to the Investment Commitment, the percentage of common stock beneficially owned by other security holders will increase, the relative percentage of common stock that you beneficially own will decrease, and your voting and other rights may be diluted. This dilution will increase to the extent other security holders exercise their Over-Subscription Privileges. If you do not exercise your Basic Subscription Right in full, you will not be entitled to participate in the Over-Subscription Privilege.

Has the Board made a recommendation to our security holders regarding the Rights Offering?

No. The Board is making no recommendations regarding your exercise of the subscription rights. Security holders who exercise subscription rights risk investment loss on new money invested. We cannot predict the price at which our shares of common stock will trade, and therefore we cannot assure you that the trading price for our common stock will be above the subscription price at the time of exercise or at the expiration of the Rights Offering period or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and the Rights Offering. See “Risk Factors” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Who may participate in the Rights Offering?

Holders of our common stock and Participating Warrants as of the Record Date of 5:00 p.m., Eastern Time, on March 25, 2022, are entitled to receive, at no charge, the non-transferable subscription rights to purchase shares of our common stock as described in this prospectus supplement.

Will holders of equity awards such as restricted stock units or performance-based restricted stock units receive subscription rights?

No. Restricted stock units or performance-based restricted stock units will not entitle their holders to participate in the Rights Offering. Equity awards, including restricted stock units and performance-based restricted stock units that are not exercised or have not vested as of the Record Date are not entitled to receive subscription rights. Accordingly, if you hold any unexercised or unvested equity awards, you will not receive any rights for such equity awards. You will only receive rights for shares of common stock you own as of the Record Date. The Board will make a determination as to whether an adjustment is appropriate with respect to restricted stock units, performance-based restricted stock units and other equity awards not receiving any exercisable subscription rights, as well as the amount and terms of any such adjustments.

Will our directors, executive officers or significant stockholders participate in the Rights Offering?

Our directors and executive officers, as well as other significant stockholders who own shares of common stock and/or Participating Warrants as of the Record Date, are permitted, but not required, to participate in the Rights Offering on the same terms and conditions applicable to all security holders in the Rights Offering. All of our directors and certain of our executive officers who are eligible to participate have indicated that they are planning to participate in the Rights Offering. However, there is no assurance that any of such parties will purchase shares in the Rights Offering, other than, with respect to shares (if any) purchased by the Committed Purchasers under the Investment Commitment.

How soon must I act to exercise my subscription rights?

If you elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and payment (and your payment must clear) (including with respect to any exercise of Over-Subscription Privileges) prior to the expiration of the Rights Offering, which is April 18, 2022, at 5:00 p.m., Eastern Time. If you hold your shares or Participating Warrants in the name of a custodian bank, broker, dealer, or other nominee, your nominee may establish a deadline prior to 5:00 p.m., Eastern Time, on April 18, 2022 by which you must provide it with your instructions to exercise your subscription rights and payment for your shares. The Board may, in its discretion, extend the Rights Offering one or more times. Although we have the option of extending the expiration date of the Rights Offering period at our sole discretion, we currently do not intend to do so. The Board may cancel the Rights Offering at any time before its expiration, and may amend the terms of the Rights Offering subject to certain consent rights of the Committed Purchasers specified in the Investment Commitment Agreement. In the event that the Rights Offering is canceled, all subscription payments received will be returned promptly, without interest or penalty.

Although we will make reasonable attempts to provide this prospectus supplement to holders of subscription rights, the Rights Offering and all subscription rights will expire at 5:00 p.m., Eastern Time, on April 18, 2022 (unless extended), whether or not we have been able to locate each person entitled to subscription rights.

May I transfer my subscription rights?

No, the rights are exercisable only by holders of our common stock and Participating Warrants as of the Record Date of 5:00 p.m., Eastern Time on March 25, 2022, and you may not sell, transfer, or assign your subscription rights to anyone else. Subscription rights will not be listed for trading on the Nasdaq Global Market or any other stock exchange or market. Rights certificates may only be completed by the record holder who receives them.

Are there any limits on the number of shares of common stock I may own as a result of the exercise of subscription rights under the Rights Offering?

Yes. You may only purchase the number of shares of common stock purchasable upon exercise of the rights distributed to you in the Rights Offering, rounded down to the nearest whole share. Accordingly, the number of shares of common stock that you may purchase in the Rights Offering is limited by the number of our shares of common stock you held (including any shares of common stock issuable upon the exercise of the Participating Warrants) on the Record Date. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

Are we requiring a minimum subscription to complete the Rights Offering?

No, there is no aggregate minimum we must receive to complete the Rights Offering. We expect the Committed Purchasers to purchase up to a minimum of approximately 21.8 million shares or $49.0 million in the Rights Offering to the extent no other security holder exercises their Basic Subscription Rights in the Rights Offering, subject to the ownership limitations set forth in the Investment Commitment Agreement.

Are there any other conditions to the completion of the Rights Offering?

Yes. The completion of the Rights Offering is subject to the conditions described under “Description of the Rights Offering—Conditions, Amendment, Withdrawal and Termination.”

Can the Rights Offering be canceled?

Yes. We reserve the right to cancel the Rights Offering at any time for any reason. If the Rights Offering is canceled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable to those security holders who subscribed for shares in the Rights Offering.

How do I exercise my subscription rights if I am a record holder of shares of common stock?

If you are a record holder and wish to participate in the Rights Offering, you must take the following steps:

•	deliver a properly completed and signed rights certificate, and related subscription documents, to the subscription agent before 5:00 p.m., Eastern Time, on April 18, 2022; and

•	deliver payment to the subscription agent (as described below), and your payment must clear, before 5:00 p.m., Eastern Time, on April 18, 2022.

In certain cases, you may be required to provide additional documentation or signature guarantees.

Please follow the delivery instructions on the rights certificate. Do not deliver documents to the Company. You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives the materials, and your payment clears, before 5:00 p.m., Eastern Time, on April 18, 2022. If you use the mail, we recommend that you use an overnight courier or insured, registered mail, return receipt requested.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares in the Rights Offering and the elimination of fractional shares. If the payment exceeds the subscription price for the full exercise of your subscription rights, then the excess will be returned to you as soon as practicable. You will not receive interest on any payments refunded to you under the Rights Offering.

What should I do if I want to participate in the Rights Offering, but my shares are held in the name of my custodian bank, broker, dealer, or other nominee?

If you hold your shares of common stock or Participating Warrants in “street name” through a custodian bank, broker, dealer, or other nominee, then your nominee is the record holder of the shares or Participating Warrants you own, and you will not receive a physical subscription rights certificate. Instead, as described in this prospectus supplement, you must instruct your custodian bank, broker, dealer, or other nominee whether or not to exercise rights on your behalf. We will ask your custodian bank, broker, dealer, or other nominee to notify you of the Rights Offering. If you are not contacted by your nominee, you should contact your nominee as soon as possible. Your nominee must exercise the subscription rights on your behalf for the shares of common stock you wish to purchase. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on April 18, 2022, the expiration date for the Rights Offering.

If you wish to participate in the Rights Offering, you should complete and return to your nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your nominee with the other Rights Offering materials. If your shares or Participating Warrants are held in the name of a custodian bank, broker, dealer or other nominee, then you should send your subscription payment to that nominee as well pursuant to their instructions. You must act timely to ensure that your custodian bank, broker, dealer, or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the Rights Offering period.

If the Rights Offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If the Rights Offering is not completed, the subscription agent will return, without interest or penalty, as soon as practicable, all subscription payments. If your shares or Participating Warrants are held in the name of a custodian bank, broker, dealer, or other nominee, it may take longer for you to receive the refund of your subscription payment than if you were a record holder of your shares because the subscription agent will return payments through the applicable custodian bank, broker, dealer, or other nominee with respect to your shares or Participating Warrants.

Will I receive interest on any funds I deposit with the subscription agent?

No. You will not be entitled to any interest on any funds that are deposited with the subscription agent pending completion or cancellation of the Rights Offering. If the Rights Offering is canceled for any reason, the subscription agent will return this money to subscribers, without interest or penalty, as soon as practicable.

What form of payment is required to purchase the shares of our common stock?

You must timely pay the full subscription price for the full number of shares of common stock you wish to acquire in the Rights Offering (including with respect to your Over-Subscription Privilege if you elect to exercise such right) by a certified check, cashier’s check or uncertified personal check that clears before the expiration date of the Rights Offering if you are a record holder. If you hold your shares through a custodian bank, broker, dealer, or other nominee, you must pay the full subscription price to your nominee in the form and in accordance with the instructions provided by your nominee which may require that payment be made at an earlier date than the expiration date of the Rights Offering.

As described in the instructions accompanying the rights certificate, payments by a record holder submitted to the subscription agent may be made in full United States currency by a certified check, cashier’s check or uncertified personal check payable to Computershare Trust Company, N.A. (“Computershare”), or the subscription agent, drawn upon a United States bank. Payment will be deemed to have been received by the subscription agent only upon the subscription agent’s receipt and clearance of such check, draft or money order.

The subscription agent will deposit all funds received by it prior to the final payment date into a segregated account pending pro-ration and distribution of the shares.

Please note that funds paid by a record holder by uncertified personal check may take at least seven business days to clear. Accordingly, if you wish to pay by means of an uncertified personal check, we urge you to make payment sufficiently in advance of the expiration of the Rights Offering period to ensure that the subscription agent receives cleared funds before that time.

Will the shares of common stock I acquire in the Rights Offering be subject to any stockholder agreement restricting my ability to sell or transfer my new shares of common stock?

No. You will not be subject to any stockholder agreement that restricts your ability to sell or transfer any new shares of common stock acquired by you in the Rights Offering. However, under federal securities laws, our insiders and affiliates will be subject to restrictions on their ability to transfer shares of our common stock by virtue of their status as “affiliates” of us. An “affiliate” is generally defined as a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, us.

When can I sell the shares of common stock I receive upon exercise of the subscription rights?

If you exercise your subscription rights, you will be able to resell the shares of common stock purchased by exercising your subscription rights once your account has been credited with those shares, provided you are not otherwise restricted from selling the shares (for example, because you are an insider or affiliate of the Company or because you possess material nonpublic information about the Company). Although we will endeavor to issue the shares as soon as practicable after completion of the Rights Offering, there may be a delay between the expiration date of the Rights Offering and the time that the shares are issued due to factors such as the time required to complete all necessary calculations. In addition, we cannot assure you that, following the exercise of your subscription rights, you will be able to sell the shares purchased in the Rights Offering at a price equal to or greater than the subscription price.

What are the U.S. federal income tax consequences of exercising my subscription rights?

Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects, for U.S. federal income tax purposes, we believe and intend to take the position that you generally should not recognize income or loss in connection with the receipt or exercise of the rights in the Rights Offering. This position is not binding on the IRS or the courts, however. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of subscription rights and the receipt, ownership and disposition of our common stock. See “Material U.S. Federal Income Tax Consequences.”

After I exercise my subscription rights, may I change my mind?

No. All exercises of subscription rights are irrevocable by the security holder, even if you later learn information about us that you consider unfavorable or our stock price declines. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to the Rights Offering. We may cancel the Rights Offering at any time prior to the expiration of the Rights Offering period and may extend or amend the terms of the Rights Offering subject to certain consent rights of the Committed Purchasers specified in the Investment Commitment Agreement. Your exercise of your subscription rights will remain irrevocable even if we extend the offering period and in the event we amend the terms of the Rights Offering. However, in the event we amend the Rights Offering in a manner which constitutes a fundamental change or if otherwise required by law, you will be given the opportunity to cancel your subscription and your subscription payment will be returned, without interest or penalty, by the subscription agent as soon as practicable.

Does exercising my subscription rights involve risk?

Yes. Exercising your subscription rights involves the purchase of additional shares of our common stock and should be considered as carefully as you would consider other equity investments. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

What fees or charges apply if I exercise my subscription rights?

We are not charging any fees or sales commissions to issue subscription rights to you or to issue shares to you if you exercise your subscription rights (other than the subscription price). If you exercise your subscription rights through a custodian bank, broker, dealer or other nominee of your shares or Participating Warrants, you are responsible for paying any fees that person or entity may charge.

When will I receive my new shares of common stock?

Unless otherwise requested, all shares of common stock that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form, meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these shares of common stock if you are a record holder of shares. If you hold your shares through a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the shares of common stock you purchase in the Rights Offering. When issued, the shares will be registered in the name of the subscription rights holder of record. As soon as practicable after the expiration of the Rights Offering, the subscription agent will arrange for the issuance of the shares of common stock purchased pursuant in the Rights Offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your subscription rights in order to comply with state securities laws.

What happens if I choose not to exercise my subscription rights?

You are not required to exercise your subscription rights or otherwise take any action in response to the Rights Offering. However, if you choose not to exercise or not to fully exercise your rights, you will not be entitled to exercise any Over-Subscription Privilege. If other security holders fully exercise their Basic Subscription Rights or the Committed Purchasers acquire shares pursuant to the Investment Commitment, the percentage of common stock beneficially owned by other security holders will increase, the relative percentage of common stock that you beneficially own will decrease, and your voting and other rights will be diluted. This dilution will increase to the extent other security holders exercise their Over-Subscription Privileges.

How many shares of common stock will be outstanding after the Rights Offering?

As of the Record Date, there were 60,433,035 shares of our common stock outstanding (excluding shares issuable upon the exercise of the Participating Warrants, and shares issuable upon the vesting of outstanding restricted stock units or performance-based restricted stock units). We will issue a minimum of approximately 21,774,213 million shares of common stock in the Rights Offering pursuant to the Investment Commitment, subject to the ownership limitations contained in the Investment Commitment Agreement. Based on the number of shares issued and outstanding as of the Record Date, if we issue all 30,000,000 shares of common stock available in the Rights Offering, we would have 90,433,035 shares of common stock issued and outstanding immediately following the completion of the Rights Offering, including the shares issued to the Committed Purchasers.

How will the Rights Offering affect our outstanding common stock?

The issuance of shares of our common stock in the Rights Offering will dilute, and thereby reduce, your proportionate ownership in our shares of common stock, unless you fully exercise your Basic Subscription Rights and depending on the exercise of any Over-Subscription Privileges, including by the Committed Purchasers pursuant to the Investment Commitment. In addition, the issuance of shares of our common stock at a subscription price that is less than the market price as of the Record Date for the Rights Offering will likely reduce the price per share of our common stock held by you prior to the Rights Offering, and trigger anti-dilution protections with respect to the Company’s June 16, 2020 warrants resulting in the issuance of additional warrants to purchase 256,111 shares of our common stock at $2.79 per share if the Rights Offering is fully subscribed.

How much money will we receive from the Rights Offering?

If we issue all 30,000,000 shares of common stock available in the Rights Offering (whether due to the Basic Subscription Rights in the Rights Offering being fully subscribed or due to the Over-Subscription Privilege), we expect to receive gross proceeds of $67.5 million, before offering expenses, and the net proceeds to us, after deducting estimated offering expenses, are expected to be approximately $66.1 million. Due to the Investment Commitment, we estimate that the minimum net proceeds to us from the sale of our common stock offered in the Rights Offering after deducting estimated offering expenses, will be approximately $47.6 million even if the Rights Offering is undersubscribed. We estimate that the expenses of the Rights Offering will be approximately $1.4 million.

We are conducting the Rights Offering in order to raise additional capital and to improve and strengthen our financial position. We intend to use the net proceeds from the Rights Offering for repayment of $20.0 million of our outstanding indebtedness, working capital, and other general corporate purposes. However, our management will have broad discretion as to the use of proceeds from this offering and may elect to change our currently anticipated use of proceeds.

Whom should I contact if I have other questions?

If you have other questions regarding the Rights Offering, please contact the information agent, Alliance Advisors, LLC, toll free at (833) 786-6484, by email at QMCO@allianceadvisors.com, or by mail at Alliance Advisors, LLC, 200 Broadacres Dr., 3rd Floor, Bloomfield, NJ 07003.

To whom should I send my forms and payment?

If your shares or Participating Warrants are held in the name of a custodian bank, broker, dealer, or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate and subscription payment to the address provided below. If sent by mail, we recommend that you send documents and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to the Company.

By Courier, Registered Mail & Overnight Mail:

Computershare Trust Company, N.A.

Attn Corporate Actions Voluntary Offer

150 Royall Street – Suite V

Canton, MA 02021

By First Class Mail

Computershare Trust Company, N.A.

Attn Corporate Actions Voluntary Offer

P.O. Box 43011

Providence, RI 02940-3011

You, or, if applicable, your nominee, are solely responsible for ensuring the subscription agent receives your subscription documents, rights certificate and subscription payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent and clearance of payment before the expiration of the Rights Offering period.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding whether to exercise your subscription rights. You should carefully read this entire prospectus supplement, including the information under the heading “Risk Factors,” and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, which are described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Our Company

Company Overview

We are a technology company whose mission is to deliver innovative solutions to organizations across the world. We are a leader in storing and managing digital video and other forms of unstructured data. We design, manufacture and sell technology and services that help customers around the world to capture, create and share digital data at high speed, and preserve and protect it for decades. We emphasize innovative technology in the design and manufacture of our products to help our customers unlock the value in their video and unstructured data in new ways to solve their most pressing business challenges. Our customers include some of the world’s largest corporations, government agencies, service providers, broadcasters, movie studios, sports leagues and teams, and enterprises in all industries. We work closely with a broad network of distributors, VARs, DMRs, OEMs and other suppliers to solve our customers most pressing business challenges.

We generate revenue by designing, manufacturing, and selling technology and services. Our most significant expenses are related to compensating employees; designing, manufacturing, marketing, and selling our products and services; data center costs in support of our cloud-based services; interest associated with our long-term debt and income taxes.

Products and Services

High-Performance File System Software

At the core of our high-performance shared storage product line is our StorNext software that enables high-speed ingest, editing, processing and management of digital video and image datasets. Major broadcasters and studios, post-production companies including streaming services, sports franchises, and corporations around the world use StorNext.

Our StorNext software is both a shared file system and data management platform. StorNext provides fast streaming performance and data access, a shared file storage environment for macOS, Microsoft Windows, and Linux workstations, and intelligent data management to protect data across its lifecycle. StorNext is sold as software based on a subscription licensing model, runs on standard servers, and is sold with storage arrays that are used within the StorNext environment. These storage arrays include:

•

The Quantum F-Series: A line of ultra-fast, highly available non-volatile memory express (“NVMe”) storage servers for editing, rendering, and processing of video content and other large unstructured datasets.

•	The Quantum H-Series: A line of high-performance storage arrays, offered with either hard disk drives (“HDDs”), solid state drives (“SSDs”), or some combination of the two.

•	Quantum QXS-Series: A line of high performance, storage arrays, offered with either HDD, SSD, or some combination of the two.

Customers are now deploying our StorNext file system with a combination of NVMe storage and more traditional SSD and HDD storage to balance cost and performance. Our StorNext software can also manage data across different types, or pools, of storage, such as public cloud object stores and disk-based object storage systems. StorNext supports a broad range of both private and public object stores to meet customer needs. For customers that archive video and image data for years, StorNext is also integrated with our tape storage, and can assign infrequently used but important data to tape to create a large-scale active archive.

In addition, Quantum also offers the Quantum All-Terrain File System (“ATFS”), which is an easy-to-use Network Attached Storage (“NAS”) platform with integrated data classification.

Object Storage Systems

With the acquisition of the ActiveScale object storage business from Western Digital that was completed in March of 2020, we now offer leading object storage systems for massive-scale, online content repositories such as media archives, genome sequencing data repositories, and big data lakes. Our ActiveScale object storage provides high levels of data durability and facilitates the management of many petabytes and billions of objects. ActiveScale object storage software is sold via a subscription licensing model, stores data in object format and uses patented erasure-encoding software to protect data across storage nodes and across multiple geographic sites.

CatDV Asset Management Platform

CatDV is an agile asset management and workflow orchestration platform that provides powerful asset management, automation, and collaboration tools for any organization that manages large volumes of digital media. The software application indexes and catalogs video files, digital images, audio files, and other types of files. CatDV helps organizations browse their content and streamline their workflows. CatDV can be used with StorNext file storage, with ActiveScale object storage, as well as third party storage.

Tape Storage

Our Scalar® tape systems are low-cost, long-term data storage used by large cloud providers and leading enterprises to archive and preserve digital content for decades. The product line scales from entry-level libraries for small backup environments up to massive petabyte and even exabyte scale archive libraries.

Our tape systems provide storage density, offline secure storage to protect against ransomware and malware, and an intelligent, advanced diagnostics engine designed to reduce downtime and operational expense relative to other tape systems. Our tape systems are used by thousands of enterprises around the world as well as by large cloud service providers. In addition to our tape systems, we also sell Linear Tape Open (“LTO”) tape cartridges as well as standalone LTO tape drives for small business and desktop use.

Backup Storage Systems

Our Dxi backup systems provide high-performance, scalable storage for backup and multi-site disaster recovery. Our variable-length de-duplication technology maximizes data reduction, our replication engine enables multi-site protection and data recovery, and our high-efficiency design enables customers to maximize backup performance while minimizing data center footprint.

Storage Systems for Surveillance and Physical Security

We offer a broad portfolio of products designed for the capture and analysis of video surveillance and security. These products include network video recording servers, as well as hyper-converged storage systems for video surveillance management and recording. In addition, we offer appliances designed for video surveillance analytics and to run different types of access control systems.

Our strategy is to offer the broadest physical security server and storage portfolio available from any single supplier, with solutions designed and optimized for surveillance and physical security workloads, providing high performance and density, resulting in cost-effective solutions.

In-Vehicle Storage Systems

Our R-Series is a line of ruggedized, removable storage systems for in-vehicle data capture, mobile surveillance, and military applications. Our R-Series includes a removable storage magazine which allows data generated in the vehicle to be easily uploaded to a shared storage environment, such as our StorNext file system, for processing and analytics.

Services

We offer a broad range of services to complement our systems and technology, including managed services, professional services, implementation and training services, and support services for our customers around the world. Our customers are increasingly looking to purchase our technology using an as-a-service model, or different forms of managed services, and we now offer a full line of these services to meet these needs.

COVID-19 Impact

Since the beginning of March 2020, COVID-19 has led governments and other authorities around the world, including federal, state and local authorities in the United States, to impose measures intended to reduce its spread, including restrictions on freedom of movement and business operations such as travel bans, border closings, business limitations and closures (subject to exceptions for essential operations and businesses), quarantines and shelter-in-place orders. These measures may remain in place for a significant period of time. In light of these events, we have taken actions to protect the health and safety of our employees while continuing to serve our global customers as an essential business. We have implemented more thorough sanitation practices as outlined by health organizations and instituted mitigation practices at our locations around the world, including working from home, limiting the number of employees attending meetings, reducing the number of people in our sites at any one time, and decreasing employee travel.

We have seen a gradual stabilization in our business during the second half of fiscal 2021 and into fiscal 2022 as customers increasingly adapted to the COVID-19 environment. However, COVID-19 has caused a significant disruption to the global supply chain, which continues to have a negative impact on our business. Before the current disruptions in the global supply chain our historical backlog was very limited and typically represented less than 5% of quarterly revenues. During our third fiscal quarter our backlog grew to $62 million from $50 million at the end of the prior quarter and $30.0 million as of June 30, 2021. Approximately $50 million of the ending backlog represented tape products a majority of which is for orders from our hyperscale customers. This unprecedented backlog is a result of the strong demand we have been seeing across our business but limited by the ongoing supply constraints. We anticipate that supply chain constraints will remain challenging, limiting our ability to ship against all customer demand and recognize a meaningful portion of the current backlog.

We will continue to actively monitor the impact of COVID-19 and may take further actions altering our business operations that we determine are in the best interests of our employees, customers, partners, suppliers, and stakeholders, or as required by federal, state, or local authorities. See “The COVID-19 pandemic has affected our business and may continue to affect our business” in Part I, Item 1A, Risk Factors, of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement, for more information regarding the risks we face as a result of the COVID-19 pandemic.

Corporate Information

Quantum was founded in 1980 and reincorporated under the laws of the state of Delaware in 1987. Our principal executive offices are located at 224 Airport Parkway, Suite 550, San Jose, CA 95110, and our telephone number is (408) 944-4000. Our website address is https://www.quantum.com. We do not incorporate the information on, or accessible through, our website into this prospectus supplement, and you should not consider any information on, or accessible through, our website as part of this prospectus supplement.

The Rights Offering

Securities Offered	We are distributing at no charge one non-transferable subscription right for each share of common stock (including each share of common stock issuable upon the exercise of the Participating Warrants) outstanding as of the Record Date of 5:00 p.m., Eastern Time, on March 25, 2022.

Basic Subscription Right	For each share of common stock (including each share of common stock issuable upon exercise of the Participating Warrants), we will distribute one right to purchase 0.422572999 of a share of our common stock at the subscription price of $2.25 per whole share (subject to the aggregate offering threshold). If you hold a physical stock certificate or Participating Warrants, the number of subscription rights you may exercise appears on your rights certificate. If you hold your shares or Participating Warrants in the name of a custodian bank, broker, dealer, or other nominee, you will not receive a rights certificate. Instead, DTC will issue subscription rights to the nominee record holder for the shares of common stock or Participating Warrants that you own at the Record Date. The total number of shares issued will be rounded down to the nearest whole number and we will not issue any fractional shares. As a result, we may not issue the full number of shares authorized for issuance in connection with the Rights Offering. Holders may exercise some or all of their subscription rights, or may choose not to exercise their subscription rights. At the end of the subscription period, unexercised rights will expire and have no value.

Over-Subscription Privilege

If, and only if, you fully exercise your Basic Subscription Right, you will also have an Over-Subscription Privilege which allows you to subscribe for additional shares that were not subscribed for by other rights holders. The additional shares will be sold at the same subscription price and are subject to proration as described below. You must exercise your Over-Subscription Privilege at the time that you exercise your Basic Subscription Rights. If an insufficient number of shares are available to fully satisfy all Over-Subscription Privilege requests, the available shares will be allocated proportionately among rights holders who exercise their Over-Subscription Privilege based on the number of shares each such holder subscribed for under the Basic Subscription Right relative to the number of shares subscribed for by all other such holders under their Basic Subscription Rights. If this pro rata allocation results in any holder receiving a greater number of shares than the holder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such holder will be allocated only that number of shares for which the holder oversubscribed, and the remaining shares will be allocated among all other holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all shares have been allocated. For more information, see “Questions and Answers Relating to the Rights Offering.”

Subscription Price	The subscription price per whole share of common stock is $2.25. To be effective, any payment related to the exercise of a subscription right must be received and must clear prior to the expiration of the Rights Offering period.

Record Date	5:00 p.m., Eastern Time, March 25, 2022

Expiration of Rights Offering	5:00 p.m., Eastern Time, on April 18, 2022. We may extend the Rights Offering without notice to you.

Use of Proceeds	We estimate that we will receive, net of expenses, a minimum of approximately $47.6 million if not all rights are exercised due to the Investment Commitment. We expect to use the proceeds from the Rights Offering for repayment of $20.0 million of our outstanding indebtedness, working capital and other general corporate purposes. However, our management will have broad discretion as to the use of proceeds from this offering and may elect to change our currently anticipated use of proceeds.

Procedure for Exercising Subscription Rights	The subscription rights may be exercised at any time during the Rights Offering period, which commences on March 29, 2022. If you are a holder of record of common stock or Participating Warrants as of the Record Date, to exercise your subscription rights, you must properly complete the subscription rights certificate distributed by the subscription agent and deliver it, along with the full subscription price, to the subscription agent, Computershare, so that your payment clears before 5:00 p.m., Eastern Time, on April 18, 2022, unless the expiration of the Rights Offering period is extended. If your shares or Participating Warrants are held in the name of a custodian bank, broker, dealer, or other nominee, you must provide instructions to that custodian bank, broker, dealer, or other nominee to exercise your rights as described below.

To exercise your subscription rights, you must take the following steps:

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If you hold a rights certificate, you must deliver payment and a properly completed and signed rights certificate to the subscription agent to be received (and your payment must clear) before 5:00 p.m., Eastern Time, on April 18, 2022.

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If you are a beneficial owner of shares or Participating Warrants that are registered in the name of a custodian bank, broker, dealer, or other nominee, you will not receive a rights certificate. You should instruct your nominee to exercise your subscription rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Time, on April 18, 2022.

Payment Adjustments	If you send a payment that is insufficient to purchase the number of shares requested, or if the number of shares requested is not specified in the subscription rights certificate, the payment received will be applied to exercise your subscription rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your subscription rights, the excess will be returned to you as soon as practicable. You will not receive interest or any penalty on any payments refunded to you under the Rights Offering.

Shares of Common Stock Issued and Outstanding Before the Rights Offering, Eligible to Participate in the Rights Offering and Outstanding After Completion of the Rights Offering	As of the Record Date, there were 60,433,035 shares of our common stock outstanding. As of the Record Date, there were also Participating Warrants outstanding exercisable to purchase 10,560,616 shares of common stock.

We will issue up to a maximum of approximately 30,000,000 shares of common stock. If all 30,000,000 shares of common stock available in the Rights Offering are issued, we would have 90,433,035 shares of common stock issued and outstanding following the completion of the Rights Offering (excluding shares issuable upon exercise of the Participating Warrants).

Subscription Ratio	Each share of common stock held of record as of the Record Date and each share of common stock issuable upon the exercise of Participating Warrants held as of the Record Date will receive one right to purchase 0.422572999 of a share of our common stock (subject to the aggregate offering threshold) at the subscription price.

Non-Transferability of Subscription Rights	The subscription rights may not be sold, transferred or assigned to anyone else and will not be listed for trading on the Nasdaq Global Market or on any other stock exchange or market.

Investment Commitment

We have entered into an Investment Commitment Agreement with the Committed Purchasers pursuant to which the Committed Purchasers have agreed to fully exercise their Basic Subscription Rights and, to the extent that any portion of the Basic Subscription Rights remain unexercised following the expiration of the Rights Offering period, the Neuberger Berman Investors and the OC Investor have agreed to exercise their Over-Subscription Privileges to purchase from us, subject to, in the case of the Neuberger Berman Investors, any Over-Subscription Privileges exercised by the Neuberger Berman Advisory Investors, and subject further to certain customary conditions, shares of common stock in an aggregate amount up to approximately 18,168,673 shares or $40.9 million of the remaining unsubscribed portion, at a price per whole share equal to the subscription price (subject to certain ownership limitations discussed below). The exercise of any Over-Subscription Privileges pursuant to the Investment Commitment Agreement is subject to the pro rata allocation as described herein. The Neuberger Berman Investors’, the Neuberger Berman Advisory Investors’ and certain employees’ of Neuberger Berman, collectively, or any OC Investor may acquire shares only to the extent such acquisition would not cause it to hold more than 19.9% and 9.9%, respectively, of our common stock outstanding immediately after, and as a result of, the Rights Offering (including the Participating Warrants held by the OC Investor on an as-converted basis, inclusive of any anti-dilution adjustments applicable thereto as a result of the Rights Offering). In addition, none of the Committed Purchasers may acquire shares if such acquisition would result in such Committed Purchaser holding more than 34.99% of our common stock outstanding immediately after the completion of the Rights Offering.

The Committed Purchasers will not receive a fee in connection with the Investment Commitment; however, we have agreed to reimburse up to $150,000 for each of (i) Neuberger Berman, the Neuberger Berman Investors and the Neuberger Berman Advisory Investors, collectively, and (ii) the OC Investor, and $100,000 for B. Riley of the reasonable and documented out-of-pocket legal expenses in connection with the Investment Commitment Agreement.

No Revocation of Exercise by Security Holders	All exercises of subscription rights are irrevocable, even if you later learn information about us that you consider unfavorable or our stock price declines. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to the Rights Offering.

However, if we make a material change to the terms of the Rights Offering, for example, materially increasing or decreasing the subscription price or if otherwise required by law, you may cancel your subscription and receive a refund of any money you have advanced.

Conditions to the Rights Offering	The completion of the Rights Offering is subject to the conditions described under “Description of the Rights Offering—Conditions, Amendment, Withdrawal and Termination.”

Amendment, Extension, and Cancellation

We may amend the terms of the Rights Offering or extend the Rights Offering period subject to certain consent rights of the Committed Purchasers specified in the Investment Commitment Agreement, and we reserve the right to cancel the Rights Offering at any time prior to the expiration of the Rights Offering period for any reason. If the Rights Offering is canceled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable, to those persons who subscribed for shares in the Rights Offering. We will notify you of any amendments or modifications to the terms of the Rights Offering, or if the Rights Offering is canceled, by issuing a press release.

No Board Recommendation	The Board is making no recommendations regarding your exercise of the subscription rights. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and the Rights Offering. See “Risk Factors.”

Participation by Directors, Officers and Significant Securityholders	All of our directors and certain of our executive officers who are eligible to participate have indicated that they are planning to participate in the Rights Offering. However, there is no assurance that any of such parties will purchase shares in the Rights Offering, other than, with respect to shares (if any) purchased by the Committed Purchasers under the Investment Commitment.

Material U.S. Federal Income Tax Consequences	Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects, for U.S. federal income tax purposes, we believe and intend to take the position that you generally should not recognize income or loss in connection with the receipt or exercise of rights in the Rights Offering. You should consult your own tax advisor as to the tax consequences of the Rights Offering to you in light of your particular circumstances. See “Material U.S. Federal Income Tax Consequences.”

Issuance of Stock	All shares of common stock that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record. If you hold your shares or Participating Warrants in the name of a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the shares of common stock you purchase in the Rights Offering. As soon as practicable after the expiration of the Rights Offering, the subscription agent will arrange for the issuance of the shares of common stock purchased in the Rights Offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your subscription rights in order to comply with state securities laws.

Fees and Expenses	We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights (other than the subscription price). If you exercise your subscription rights through a custodian bank, broker, dealer, or other nominee, you are responsible for paying any fees your nominee may charge you.

Subscription Agent

We have retained Computershare to serve as the subscription agent. The subscription agent will hold funds received in payment for shares of our common stock in a segregated account pending completion of the Rights Offering. The subscription agent will hold this money until the Rights Offering is completed or is withdrawn and canceled. If the Rights Offering is canceled for any reason, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Information Agent	You may receive a call from our information agent, Alliance Advisors, LLC, to assist with how to participate in the Rights Offering and answer any questions you may have. You should direct any questions or requests for assistance concerning the method of subscribing for common shares or for additional copies of this prospectus supplement to the information agent toll free at (833) 786-6484, by email at QMCO@allianceadvisors.com, or by mail at Alliance Advisors LLC, 200 Broadacres Dr., 3rd Floor, Bloomfield, NJ 07003.

Risk Factors	Security holders considering making an investment by exercising subscription rights in the Rights Offering should carefully read and consider the information set forth in “Risk Factors” beginning on page S-23 of this prospectus supplement, together with the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus including under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 and our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, before making a decision to invest in our common stock.

Nasdaq Global Market Symbol	QMCO

The number of shares of our common stock to be outstanding after the Rights Offering is based on 60,433,035 shares of our common stock outstanding as of the Record Date of March 25, 2022 and excludes, as of that date:

•	5,817,159 shares of our common stock issuable upon the vesting and settlement of outstanding restricted stock units and performance-based restricted stock units;

•	10,560,616 shares of our common stock issuable upon exercise of outstanding warrants at weighted average exercise price of $1.88 per share (as may be adjusted pursuant to their terms);

•	4,170,208 shares of our common stock reserved for potential future issuance pursuant to our 2012 Long-Term Incentive Plan; and

•	931,718 shares of our common stock reserved for potential future issuance pursuant to our Employee Stock Purchase Plan.

In addition, unless otherwise indicated, this prospectus supplement reflects and assumes no vesting of outstanding restricted stock units or performance-based restricted stock units, and no exercise of warrants, including the Participating Warrants and additional warrants to purchase up to 256,111 shares of common stock, which additional warrants will be issued as a result of the trigger of anti-dilution provisions in certain of the Participating Warrants as a result of the Rights Offering if the Rights Offering is fully subscribed.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and consider the risks described below, together with the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 and our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K before making a decision to invest in our common stock. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of the following risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to the Rights Offering

Because we will have broad discretion over the use of the net proceeds from the Rights Offering, you may not agree with how we use the proceeds.

We are conducting the Rights Offering in order to raise additional capital and to improve and strengthen our financial position. We intend to use the net proceeds from the Rights Offering for repayment of $20.0 million of our outstanding indebtedness, for working capital and other general corporate purposes. We expect that our existing cash and cash equivalents as of December 31, 2021 and the funds available under our Amended and Restated Revolving Credit and Security Agreement, dated as of December 27, 2018, as amended, with Quantum LTO Holdings, LLC, the borrowers, guarantors and lenders from time to time party thereto, and PNC Bank National Association, as administrative agent for such lenders (as amended from time to time, the “Revolving Credit Agreement”), together with the minimum net proceeds from the Rights Offering, including as a result of the Investment Commitment, will be sufficient to fund our operations for at least one year from the date of this prospectus supplement. However, we may allocate the proceeds among these purposes or for different purposes, as we determine is appropriate. Moreover, economic, business and financial market conditions may require us to allocate portions of the net proceeds for other purposes. Management will have broad discretion over the use of proceeds from the Rights Offering. Accordingly, you will be relying on the judgment of our management with regard to the use of proceeds from the Rights Offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner that you consider appropriate.

The price of our common stock is volatile and may decline after you exercise your subscription rights.

The market price of our common stock is subject to wide fluctuations in response to numerous factors, including factors that have little or nothing to do with us or our performance, and these fluctuations could materially reduce our stock price. These factors include, among other things, the fact that our stock is relatively thinly traded, and as a result trades of small numbers of our shares can have a significant impact on the trading price of our stock, business conditions in our markets, the general state of the securities markets and the market for other technology stocks, changes in capital markets that affect the perceived availability of capital to companies in our industry, governmental legislation or regulation, and general economic and market conditions and factors impacting the same, such as geopolitical tensions, acts of war (such as Russia’s invasion of Ukraine), or other outbreaks of hostilities, recessions, and downturns in the United States or global economy. In addition, the stock market historically has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock, which may make it difficult for you to resell shares of our common stock owned by you at times or at prices that you find attractive.

If you do not fully exercise your subscription rights, your interest in us may be significantly diluted, and to the extent you do exercise your subscription rights and the subscription price is less than the fair value of our common stock, you would experience an immediate dilution of the aggregate fair value of your subscription shares, which could be substantial.

Up to a maximum of 30,000,000 shares of common stock are issuable in the Rights Offering, including pursuant to the Investment Commitment. If you do not exercise your subscription rights or you exercise fewer than all of your rights, and other stockholders fully exercise their rights or exercise a greater proportion of their rights than you exercise, including if we sell shares pursuant to the Over-Subscription Privilege, you will suffer dilution of your percentage ownership of our common stock relative to such other stockholders. As of March 25, 2022, there were 60,433,035 shares of common stock outstanding. If all of our stockholders exercise their subscription rights in full, we will issue 30,000,000 shares of common stock in the Rights Offering, which represents approximately 33.2% of the 90,433,035 shares of common stock potentially outstanding upon the completion of the Rights Offering. In addition, if you do exercise your subscription rights and the subscription price is less than the fair value of our common stock, you would experience immediate dilution of the value of your subscription shares relative to what your value would have been had our common stock been issued at fair value. This dilution could be substantial.

The subscription price determined for the Rights Offering is not an indication of the fair value of our common stock.

The subscription price of $2.25 per whole share for the Rights Offering was determined based on the lesser of (i) $2.25 and (ii) a 10% discount to the closing price of our common stock on the trading day immediately preceding the date of the Investment Commitment Agreement. The Board considered a number of factors in determining the price for the Rights Offering, including:

•	the price per share at which the Committed Purchasers were willing to enter into the Investment Commitment in the Rights Offering;

•	information provided by an independent third-party firm retained to provide capital markets advisory services to the Board in connection with the Rights Offering;

•	“pass through” savings as a result of conducting the Rights Offering with no investment banking support;

•	the price at which our security holders might be willing to participate in the Rights Offering;

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historical and current trading prices for our common stock, including on a volume weighted average share price basis prior to the date on which the Committed Purchasers agreed to the Investment Commitment; and

•	the desire to provide an opportunity to our security holders to participate in the Rights Offering on a pro rata basis.

The subscription price is not necessarily related to our book value, results of operations, cash flows, financial condition or net worth or any other established criteria of value and may or may not be considered the fair value of our common stock at the time the Rights Offering was approved by the Board or during the Rights Offering period nor is the subscription price necessarily a reflection of the market price at which our common stock currently sells or may sell in the future. You should not assume or expect that, after the Rights Offering, our common stock will trade at or above the subscription price. We can give no assurance that our common stock will trade at or above the subscription price in any given time period. The trading price of our common stock may decline after you exercise your subscription rights. You may not be able to sell shares purchased in the Rights Offering at a price equal to or greater than the subscription price. We do not intend to change the subscription price in response to changes in the trading price of our common stock prior to the closing of the Rights Offering.

Completion of the Rights Offering is not subject to us raising a minimum offering amount.

Completion of the Rights Offering is not subject to us raising a minimum offering amount and therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this Rights Offering, including investing in a company that continues to require capital.

The Board is not making any recommendations regarding your exercise of the subscription rights, and we did not receive a fairness opinion from a financial advisor in determining the subscription price or the terms of the Rights Offering.

The Board is not making any recommendations regarding your exercise of the subscription rights. In addition, we did not receive a fairness opinion from a financial advisor in determining the subscription price or the terms of the Rights Offering. Security holders who exercise subscription rights risk investment loss on new money invested. The trading price for our common stock may not be above the subscription price at the time of exercise or at the expiration of the Rights Offering period and anyone purchasing shares at the subscription price may not be able to sell those shares in the future at the same price or a higher price. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and the Rights Offering.

The Rights Offering may cause the price of our common stock to decline.

The Rights Offering and its terms, including the subscription price, together with the number of shares of common stock we could issue if the Rights Offering is completed, may result in a decrease in the trading price of our common stock. This decrease may continue after the completion of the Rights Offering. If that occurs, your purchase of shares of our common stock in the Rights Offering may be at a price greater than the prevailing trading price. Further, if the holders of the shares received upon exercise of the subscription rights choose to sell some or all of their shares, the resulting sales could also depress the trading price of our common stock.

Because you may not revoke or change your exercise of the subscription rights, you could be committed to buying shares above the prevailing trading price at the time the Rights Offering is completed.

Once you exercise your subscription rights, you may not revoke or change the exercise unless we are required by law to permit revocation. Accordingly, if you exercise your subscription rights and the market price of our common stock falls below the subscription price of $2.25 per whole share or you later learn information about us or the Rights Offering that you consider unfavorable to the exercise of your subscription rights, you will be committed to buying shares and may not revoke or change your exercise. The market price of our common stock may decline prior to the expiration of this offering, and a subscribing rights holder may not be able to sell the shares of common stock purchased in the Rights Offering at a price equal to or greater than the subscription price. Until shares of common stock are delivered upon expiration of the Rights Offering, you will not be able to sell or transfer the common stock that you purchase in the Rights Offering.

If we terminate the Rights Offering for any reason, we will have no obligation other than to return subscription monies.

We may decide, in our sole discretion and for any reason, to cancel or terminate the Rights Offering at any time prior to the expiration of the Rights Offering period. If the Rights Offering is canceled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable, to those persons who subscribed for shares in the Rights Offering. We will notify you of any amendments or modifications to the terms of the Rights Offering, or if the Rights Offering is canceled, by issuing a press release. If we terminate this offering, or if the Rights Offering expires and you have not exercised any subscription rights, such subscription rights will expire and be worthless.

We may amend the terms of the Rights Offering or modify the Rights Offering period at any time prior to the expiration of the Rights Offering, and in such case neither we nor the subscription agent will have any obligation to you except to return your subscription payments.

We may amend or waive the terms of the Rights Offering or modify the Rights Offering period at any time and for any reason prior to the expiration of the Rights Offering subject to certain consent rights of the Committed Purchasers specified in the Investment Commitment Agreement, and your exercise of your subscription rights will remain irrevocable in the case of such amendments, waivers, modifications or extensions. However, in the event we amend the Rights Offering in a manner which constitutes a fundamental change or if otherwise required by law, you will be given the opportunity to cancel your subscription and your subscription payment will be returned, without interest or penalty.

You may not be able to resell any shares of our common stock that you purchase pursuant to the exercise of subscription rights immediately upon expiration of the subscription Rights Offering period.

If you exercise subscription rights, you may not be able to resell the common stock purchased by exercising your subscription rights until you, or your custodian bank, broker, dealer, or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a stockholder of the shares you purchased in the Rights Offering until we issue the shares to you. Although the subscription agent will endeavor to issue the shares as soon as practicable after completion of the Rights Offering, including after all necessary calculations have been completed, there may be a delay between the expiration date of the Rights Offering and the time that the shares are issued. Fluctuations in the market price of our common stock may occur between expiration of the Rights Offering and the time that shares are issued to you.

If you do not act on a timely basis and follow the subscription instructions exactly, your exercise of subscription rights will be rejected.

Holders of record who desire to purchase shares in the Rights Offering must act on a timely basis to ensure that all required forms and payments are actually received by the subscription agent, and all payments clear, prior to the expiration of the Rights Offering. If you are a beneficial owner of shares or Participating Warrants, you must act promptly to ensure that your custodian bank, broker, dealer, or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the Rights Offering. We are not responsible if your custodian bank, broker, dealer, or other nominee fails to ensure that all required forms and payments are actually received by the subscription agent, and all payments clear, prior to the expiration of the Rights Offering.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the Rights Offering or your payment does not clear prior to the expiration of the Rights Offering period, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of any payment that was timely received and cleared. Neither we, nor the subscription agent, undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payments. We have the sole discretion to determine whether the exercise of your subscription rights properly and timely follows the subscription procedures.

By participating in the Rights Offering and executing a rights certificate, you are making binding and enforceable representations to the Company.

By signing the rights certificate and exercising their rights, each stockholder or holder of Participating Warrants agrees, solely with respect to such holder’s exercise of rights in the Rights Offering, that we have the right to void and cancel (and treat as if never exercised) any exercise of rights, and shares issued pursuant to an exercise of rights, if any of the agreements, representations or warranties of a subscriber in the subscription documents are false.

A record holder’s payment of the subscription price by an uncertified personal check may not clear in sufficient time to enable a record holder to purchase shares in the Rights Offering.

All checks used by a record holders to pay for shares to be issued in the Rights Offering must clear prior to the expiration date of the Rights Offering, and the clearing process may require seven or more business days for an uncertified personal check. If you are a record holder and choose to exercise your subscription rights, in whole or in part, and your check has not cleared prior to the expiration date of the Rights Offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the shares you wished to purchase.

You may not receive all of the shares for which you subscribe.

Exercise of the Over-Subscription Privilege will only be honored if and to the extent that the Basic Subscription Rights have not been exercised in full. If sufficient shares of common stock are available, we will seek to honor your over-subscription request in full. In the event that the number of subscriptions pursuant the Over-Subscription Privilege exceeds the maximum offering amount, each such subscriber will receive a pro rata portion of the shares issued pursuant to the Over-Subscription Privilege based on the number of shares each such rights holder subscribed for under the Basic Subscription Right relative to the number of shares subscribed for by all other such recordholders under their Basic Subscription Rights. If this pro rata allocation results in any holder receiving a greater number of shares than the holder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such holder will be allocated only that number of shares for which the holder oversubscribed, and the remaining shares will be allocated among all other holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all shares have been allocated. Any fractional shares to which persons exercising their Over-Subscription Privilege would otherwise be entitled pursuant to such allocation shall be rounded down to the nearest whole share. As a result, you may not receive any or all of the shares of common stock for which you exercise your Over-Subscription Privilege.

As soon as practicable after the expiration of the Rights Offering period, the subscription agent will determine the number of shares of common stock that you may purchase pursuant to the Over-Subscription Privilege. If you have properly exercised your Over-Subscription Privilege, you will receive these shares as soon as practicable after the expiration of the Rights Offering period and after all allocations and adjustments have been effected. If you request and pay for more shares than are allocated to you, we will refund the overpayment, without interest or penalty. In connection with the exercise of the Over-Subscription Privilege, banks, brokers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of subscription rights exercised, and the number of shares of common stock requested through the Over-Subscription Privilege, by each beneficial owner on whose behalf the nominee holder is acting.

Because the subscription rights are non-transferable, there is no market for the subscription rights.

You may not sell, transfer or assign your subscription rights to anyone else. We do not intend to list the subscription rights on any securities exchange or any other trading market. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights and acquire additional shares of our common stock to realize any value that may be embedded in the subscription rights.

The receipt of subscription rights may be treated as a taxable distribution to you.

Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects, for U.S. federal income tax purposes, we believe and intend to take the position that the distribution of the rights in this Rights Offering generally should be a non-taxable distribution to holders of shares of common stock and Participating Warrants under Section 305(a) of the Internal Revenue Code of 1986, as amended. Please see the discussion under “Material U.S. Federal Income Tax Consequences” below. This position is not binding on the Internal Revenue Service or the courts, however. If the Rights Offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, or is otherwise determined not to be a non-taxable distribution, receipt of rights in the Rights Offering would be treated as the receipt of a taxable distribution to holders of our common stock equal to the fair market value of the rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent of the holder’s adjusted tax basis in the holder’s common stock and then as capital gain from the sale or exchange of the holder’s common stock. Further, if the position regarding the tax-free treatment of the rights distribution is incorrect, the treatment of holders of Participating Warrants is not clear, and it may differ from, and may be more adverse than, the treatment of the rights distribution to the holders of common stock. Each holder of subscription rights is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of the Rights Offering.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited if we are deemed to undergo an “ownership change” as a result of the Rights Offering.

We have incurred substantial net operating losses (“NOLs”), during our history. Unused NOLs may carry forward to offset future taxable income if we achieve profitability in the future, unless such NOLs expire under applicable tax laws. However, under the rules of Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), if a corporation undergoes an “ownership change,” generally defined as a greater than 50 percentage point change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its NOLs and other pre-change tax attributes to offset its post-change taxable income or other taxes may be limited. The applicable rules generally operate by focusing on changes in ownership among stockholders considered by the rules as owning, directly or indirectly, 5% or more of the stock of a company, as well as changes in ownership arising from new issuances of stock by the company. We completed a formal study through March 24, 2022 to determine if any ownership changes within the meaning of Sections 382 and 383 of the Code have occurred. As a result of the study, we determined that our last ownership change occurred on December 31, 2009. We have not implemented any protection mechanics in the Rights Offering to preserve our ability to utilize our NOLs. In the event that we experience an ownership change within the meaning of Sections 382 and 383 of the Code, or if we experience one or more ownership changes as a result of this Rights Offering or future transactions in our stock, then we may be limited in our ability to use our NOL carryforwards to offset our future taxable income, if any. If no security holders exercise their Rights other than the Committed Purchasers, we are likely to experience an ownership change within the meaning of Sections 382 and 383 of the Code and be limited in our ability to use our NOL carryforwards to offset our future taxable income, if any.

Our outstanding warrants, and the availability for resale of certain of the underlying shares, may adversely affect the trading price of our common stock.

Our outstanding warrants could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders thereof may exercise them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of outstanding securities. For the life of these securities, the holders have the opportunity to profit from a rise in the market price of our common stock, without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding warrants or the vesting of outstanding restricted stock units would also dilute the ownership interests of our existing stockholders.

Additional financing or future equity issuances may result in future dilution to our stockholders.

We expect that we will need to raise additional funds in the future to finance our internal growth, any merger and acquisition plans, investment activities, and for other reasons. Any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest, and the newly issued securities may have rights senior to those of the holders of our common stock. The price per share at which we sell additional securities in future transactions may be higher or lower than the subscription price per whole share in this offering. Alternatively, if we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to fund additional interest expense. If adequate additional financing is not available when required or is not available on acceptable terms, we may be unable to successfully execute our business plan.

Because we do not currently intend to pay cash dividends on our common stock, stockholders will primarily benefit from an investment in our stock only if it appreciates in value.

We do not anticipate declaring or paying any cash dividends on our shares of common stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends or non-cash dividends will be at the discretion of the Board and will depend on factors the Board deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of any of our financing arrangements. Accordingly, realization of a gain on stockholders’ investments will primarily depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

We have issued nearly all of our authorized common stock, so, to issue additional shares of common stock, including for financing purposes or to issue additional equity awards, we will need to amend our certificate of incorporation to increase our authorized shares of common stock.

As of March 25, 2022, we had 60,433,035 shares of common stock issued and outstanding and 20,710,081 shares of common stock reserved for future issuance under our outstanding warrants, equity awards and deferred purchase consideration. Our certificate of incorporation currently provides for 125,000,000 authorized shares of common stock. As such, in the future, we will likely require an amendment to our certificate of incorporation to increase the number of authorized shares of common stock for additional, future issuances, which will require stockholder approval. Prior to obtaining such stockholder approval and amending our certificate of incorporation, we may be unable to issue common stock for a variety of purposes, including, equity award issuances and for financing purposes. This limitation on our ability to issue common stock could generally have a material adverse effect on our ability to finance and operate our business and to retain employees.

Moreover, and even if our certificate of incorporation were amended to increase our authorized common stock, in the event that any future financing should be in the form of, be convertible into or exchangeable for, equity securities, or upon the exercise of options or warrants to purchase our common stock, investors would experience dilution, and sales of common stock by stockholders in the market could lower the price of our common stock and the value of our company.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intend,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “predict,” “potential,” “continue,” “likely,” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those noted in “Risk Factors” above and in any free writing prospectus, and those included in the documents that we incorporate by reference herein.

In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus supplement or any free writing prospectus, or documents incorporated by reference herein, that include forward-looking statements. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K with the SEC.

USE OF PROCEEDS

If we issue all 30,000,000 shares of common stock available in the Rights Offering (whether due to the Basic Subscription Rights in the Rights Offering being fully subscribed or due to the exercise of the Over-Subscription Privilege, including through the Investment Commitment), we will receive gross proceeds of $67.5 million, before offering expenses, and the net proceeds to us, after deducting estimated offering expenses, will be approximately $66.1 million. Due to the Investment Commitment, we estimate that the minimum net proceeds to us from the sale of our common stock offered in the Rights Offering after deducting estimated offering expenses, will be approximately $47.6 million even if the Rights Offering is undersubscribed. We estimate that the expenses of the Rights Offering will be approximately $1.4 million.

We are conducting the Rights Offering in order to raise additional capital and to improve and strengthen our financial position. We intend to use the net proceeds from the rights for repayment of $20.0 million of our outstanding indebtedness, for working capital and other general corporate purposes. We expect that our existing cash and cash equivalents as of December 31, 2021 and the funds available to us under our Revolving Credit Agreement, together with the net proceeds from the Rights Offering, will be sufficient to fund our operations for at least one year from the date of this prospectus supplement. The amounts and timing of our actual expenditures will depend on numerous factors, including our research and development and product commercialization efforts, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

DILUTION

If you purchase shares of our common stock in the Rights Offering, you will experience dilution to the extent of the difference between the subscription price per whole share you pay in the Rights Offering and the net tangible book value per share of our common stock outstanding immediately after the Rights Offering. The net tangible book value of our common stock as of December 31, 2021 was $(101.8 million), or $(1.70) per share (based upon 59,816,034 shares of our common stock outstanding as of December 31, 2021). Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of our common stock outstanding.

After giving effect to the assumed sale in the Rights Offering by us of 30,000,000 shares of common stock at a subscription price of $2.25 per whole share and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2021 would have been $(35.6 million), or $(0.40) per share of common stock. This represents an immediate increase in net tangible book value of $1.30 per share to existing stockholders and immediate dilution in net tangible book value of $2.25 per share to investors purchasing shares of our common stock in this offering. The following table illustrates this per share dilution:

Subscription price per whole share of common stock		$2.25
Net tangible book value per share as of December 31, 2021	$(1.70)

Increase attributable to investors in this offering	1.30

As adjusted net tangible book value per share as of December 31, 2021 after giving effect to this offering		(0.40)

Dilution per share to investors participating in this offering		$2.25

The discussion and table above do not take into account further dilution to investors in this offering that could occur upon the exercise or vesting of outstanding equity awards and warrants having a per share exercise price less than the subscription price per whole share in this offering.

The number of shares of our outstanding common stock reflected in the discussion and table above is based on 59,816,034 shares of common stock outstanding as of December 31, 2021 and excludes, as of that date:

•	5,817,159 shares of our common stock issuable upon the vesting and settlement of outstanding restricted stock units and performance-based restricted stock units;

•	10,560,616 shares of our common stock issuable upon exercise of outstanding warrants at weighted average exercise price of $1.88 per share (as may be adjusted pursuant to their terms);

•	4,170,208 shares of our common stock reserved for potential future issuance pursuant to our 2012 Long-Term Incentive Plan; and

•	931,718 shares of our common stock reserved for potential future issuance pursuant to our Employee Stock Purchase Plan.

DESCRIPTION OF THE RIGHTS OFFERING

The following describes the Rights Offering in general and assumes, unless specifically provided otherwise, that you are a record holder of our common stock or Participating Warrants on the record date. If you hold your shares or Participating Warrants in a brokerage account or through a custodian bank, broker, dealer, or other nominee, please also refer to “—Method of Exercising Subscription Rights—Subscription by Beneficial Owners.”

The Subscription Rights

We are distributing to the holders of record of our common stock and Participating Warrants as of the Record Date of 5:00 p.m., Eastern Time, on March 25, 2022, at no charge, non-transferable subscription rights to purchase shares of our common stock at a subscription price of $2.25 per whole share (subject to the aggregate offering amount). For each share of common stock (including shares of common stock issuable exercise of the Participating Warrants) for which you are the holder of record as of the Record Date, you will receive one right to purchase 0.422572999 of a share of our common stock. The total number of shares issued to each holder will be rounded down to the nearest whole number and we will not issue any fractional shares.

The subscription rights will be evidenced by subscription rights certificates. Subscription rights may be exercised at any time during the Rights Offering period, which commences on March 29, 2022, through the expiration date for the Rights Offering, which is 5:00 p.m., Eastern Time, on April 18, 2022. You are not required to exercise any of your subscription rights.

Each subscription right entitles the holder to a Basic Subscription Right and an Over-Subscription Privilege (each, as described below). The subscription rights entitle the holders to purchase an aggregate of 30,000,000 shares of our common stock for an aggregate subscription price of $67.5 million. The shares to be issued in the Rights Offering, like our existing shares of common stock, will be traded on the Nasdaq Global Market under the symbol “QMCO.”

Basic Subscription Right. The Basic Subscription Right provides the holder of the subscription right the opportunity to purchase 0.422572999 of a share of our common stock at subscription price of $2.25 per whole share, subject to delivery of the required documents and payment of the subscription price (which payment must clear) prior to the expiration of the Rights Offering. You may exercise all or a portion of your Basic Subscription Rights or you may choose not to exercise any subscription rights at all. However, if you do not exercise or do not fully exercise all of your Basic Subscription Rights, you will not be entitled to purchase shares under the Over-Subscription Privilege.

Over-Subscription Privilege. Subject to the pro rata allocation described below, each Basic Subscription Right also grants the holder an Over-Subscription Privilege to purchase additional shares of our common stock at the subscription price that are not purchased by other rights holders pursuant to such stockholder’s Basic Subscription Rights. You are entitled to exercise your Over-Subscription Privilege only if you exercise your Basic Subscription Right in full.

If you wish to exercise your Over-Subscription Privilege, you should indicate the number of additional shares that you would like to purchase in the space provided on your rights certificate, as well as the number of shares that you beneficially own without giving effect to any shares to be purchased in this offering. When you send in your rights certificate, you must also send the full subscription price in cash for the number of additional shares that you have requested to purchase (in addition to the payment in cash due for shares purchased through your Basic Subscription Right). If an insufficient number of shares is available to fully satisfy all over-subscription requests, the available shares will be allocated proportionately among stockholders who exercised their Over-Subscription Privileges based on the number of shares each such holder subscribed for under the Basic Subscription Right relative to the number of shares subscribed for by all other such holders under their Basic

Subscription Rights. If this pro rata allocation results in any holder receiving a greater number of shares than the holder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such holder will be allocated only that number of shares for which the holder oversubscribed, and the remaining shares will be allocated among all other holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all shares have been allocated. Any fractional shares to which persons exercising their Over-Subscription Privilege would otherwise be entitled pursuant to such allocation will be rounded down to the nearest whole share.

The subscription agent will return any excess payments by mail, without interest or deduction, promptly after the expiration of the subscription period.

As soon as practicable after the expiration of the Rights Offering period, the subscription agent will determine the number of shares of common stock that you may purchase pursuant to the Over-Subscription Privilege. You will receive certificates representing these shares as soon as practicable after the expiration of the Rights Offering period and after all allocations and adjustments have been effected. If you request and pay for more shares than are allocated to you, we will refund the overpayment, without interest or penalty. In connection with the exercise of the Over-Subscription Privilege, banks, brokers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of subscription rights exercised, and the number of shares of common stock requested through the Over-Subscription Privilege, by each beneficial owner on whose behalf the nominee holder is acting.

You may exercise all or a portion of your rights, or you may choose not to exercise any of your rights. Rights may only be exercised in aggregate for whole numbers of shares of our common stock. No fractional shares of our common stock will be issued in the Rights Offering and in the event of proration, all fractional shares will be rounded down to the nearest whole share.

Limitations on the Purchase of Shares of Common Stock

You may only purchase the number of whole shares of common stock purchasable upon exercise of the subscription rights distributed to you in the Rights Offering. Accordingly, the number of shares of common stock that you may purchase in the Rights Offering is limited by the number of our shares of common stock and the number of shares issuable upon exercise of the Participating Warrants you held on the Record Date. If you fully exercise your Basic Subscription Right, your Over-Subscription Privilege permits you to subscribe for additional shares to the extent to which other stockholders do not exercise their rights, which we cannot determine prior to the end of the subscription period, subject to the pro rata allocation described below.

The Committed Purchasers have agreed to fully exercise their Basic Subscription Rights and each of the Neuberger Berman Investors and the OC Investor have agreed to exercise their Over-Subscription Privilege in connection with the Investment Commitment, subject to the pro rata allocation and ownership limitations described below. Neuberger Berman has agreed to use its commercially reasonable efforts to procure that the Neuberger Berman Advisory Investors exercise their Basic Subscription Right up to approximately 3,760,812 shares. See “Description of the Investment Commitment.”

The subscription rights will be evidenced by subscription rights certificates. Subscription rights may be exercised at any time during the Rights Offering period, which commences on March 29, 2022, through the expiration date for the Rights Offering, which is 5:00 p.m., Eastern Time, on April 18, 2022. You are not required to exercise any of your subscription rights.

We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful. In addition, we will not be required to issue to you shares of our common stock pursuant to the Rights Offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control the shares and if, at the time the Rights Offering expires, you have not obtained this clearance or approval.

Proration

All subscriptions pursuant to the Over-Subscription Privilege, including the Investment Commitment, will be subject to proration to ensure that the aggregate proceeds raised in the Rights Offering do not exceed the maximum offering amount. If an insufficient number of shares is available to fully satisfy all over-subscription requests, the available shares will be allocated proportionately among stockholders who exercised their Over-Subscription Privileges based on the number of shares each such holder subscribed for under the Basic Subscription Right relative to the number of shares subscribed for by all other such holders under their Basic Subscription Rights. If this pro rata allocation results in any holder receiving a greater number of shares than the holder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such holder will be allocated only that number of shares for which the holder oversubscribed, and the remaining shares will be allocated among all other holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all shares have been allocated. Any fractional shares to which persons exercising their Over-Subscription Privilege would otherwise be entitled pursuant to such allocation shall be rounded down to the nearest whole share.

Subscription Price

The subscription price of $2.25 per whole share for the Rights Offering was determined based on the lesser of (i) $2.25 and (ii) a 10% discount to the closing price of our common stock on the trading day immediately preceding the date of the Investment Commitment Agreement. To be effective, any payment related to the exercise of a subscription right must be received and must clear prior to the expiration of the Rights Offering period.

The Board considered a number of factors in determining the price for the Rights Offering, including:

•	the price per share at which the Committed Purchasers were willing to enter into the Investment Commitment in the Rights Offering;

•	information provided by an independent third-party firm retained to provide capital markets advisory services to the Board in connection with the Rights Offering;

•	“pass through” savings as a result of conducting the Rights Offering with no investment banking support;

•	the price at which our security holders might be willing to participate in the Rights Offering;

•	historical and current trading prices for our common stock, including on a volume weighted average share price basis over certain periods; and

•	the desire to provide an opportunity to our security holders to participate in the Rights Offering on a pro rata basis.

The subscription price is not necessarily related to our book value, tangible book value, multiple of earnings or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the Rights Offering. You should not consider the subscription price as an indication of value of the Company or our common stock. You should not assume or expect that, after the Rights Offering, our shares of common stock will trade at or above the subscription price in any given time period. The market price of our common stock may decline during or after the Rights Offering, and you may not be able to sell the shares of our common stock purchased during the Rights Offering at a price equal to or greater than the subscription price. You should obtain a current quote for our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the Rights Offering. See “Risk Factors—The subscription price determined for the Rights Offering is not an indication of the fair value of our common stock.”

Expiration Time and Date

The subscription rights will expire at 5:00 p.m., Eastern Time, on April 18, 2022, unless we extend the Rights Offering period. We reserve the right to extend the Rights Offering period at our sole discretion without notice to you. If the expiration date of the Rights Offering is so extended, we will give oral or written notice to the subscription agent on or before the scheduled expiration of the Rights Offering period, and we will issue a press release announcing such extension no later than the next business day after the Board approves an extension to the Rights Offering period. You must properly complete the subscription rights certificate distributed by the subscription agent and deliver it, along with payment of the full subscription price (which payment must clear), to the subscription agent prior to 5:00 p.m., Eastern Time, on April 18, 2022, unless the expiration of the Rights Offering is extended. After the expiration of the Rights Offering period, all unexercised subscription rights will be null and void. We will not be obligated to honor any purported exercise of subscription rights which the subscription agent receives after the expiration of the Rights Offering, regardless of when you sent the documents regarding that exercise. Shares purchased in the Rights Offering will be issued, and any subscription payments for shares not allocated or validly purchased will be returned, as soon as practicable following the expiration date of the Rights Offering.

If you hold your shares of common stock or Participating Warrants in the name of a custodian bank, broker, dealer, or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on April 18, 2022, the expiration date for the Rights Offering.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 3 of the accompanying prospectus. As of December 31, 2021, 59,816,034 shares of our common stock were issued and outstanding and held of record by 236 holders.

Shares Outstanding After the Rights Offering

As of the Record Date, there were 60,433,035 shares of our common stock outstanding. We will issue up to a maximum of 30,000,000 shares of common stock in the Rights Offering, including pursuant to the Investment Commitment. Based on the number of shares issued and outstanding as of the Record Date, if we issue all 30,000,000 shares of common stock available in the Rights Offering, including pursuant to the Investment Commitment, we would have 90,433,035 shares of common stock issued and outstanding immediately following the completion of the Rights Offering.

The shares of our common stock are listed on the Nasdaq Global Market under the symbol “QMCO.”

Reasons for the Rights Offering

The Board has chosen, as recommended by management, to raise capital through a Rights Offering to give all our stockholders the opportunity to limit ownership dilution by buying additional shares of common stock. The Board also considered several alternative capital raising methods prior to concluding that the Rights Offering was the appropriate option under the current circumstances. We are conducting the Rights Offering in order to raise additional capital and to improve and strengthen our financial position. We intend to use the net proceeds from the Rights Offering for the repayment of $20.0 million of our outstanding indebtedness and for working capital and other general corporate purposes. We expect that our existing cash and cash equivalents as of December 31, 2021 and the anticipated funds available to us under our Revolving Credit Agreement, together with the net proceeds from the Rights Offering, will be sufficient to fund our operations for at least one year from the date of this prospectus supplement.

In authorizing the Rights Offering, our Board of Directors considered and evaluated a number of factors, including:

•	our current capital resources and our future need for additional liquidity and capital;

•	our debt financing arrangements;

•	the size and timing of the Rights Offering;

•	the potential dilution to our current security holders if they choose not to participate in the Rights Offering;

•	alternatives available for raising capital, including debt and other forms of equity raises and renegotiation of our existing loan agreements;

•	our ability to remain in compliance with covenants under our existing loan agreements;

•	input presented by an independent third-party firm retained to provide capital markets advisory services in connection with the Rights Offering;

•	the potential impact of the Rights Offering on the public float for our common stock;

•	the Committed Purchasers’ willingness to make the Investment Commitment in the Rights Offering;

•

the interests of the Committed Purchasers in the Company, including their current and potential ownership in the Company as a result of the Rights Offering and the fact that OC III LVS XXXIII LP, an affiliate of the OC Investor, is currently a lender under the 2021 Term Credit Agreement pursuant to which approximately $98.8 million of borrowings were outstanding as of March 15, 2022 (see “Description of the Investment Commitment”);

•	that applicable Nasdaq marketplace rules do not require stockholder approval of the Rights Offering or the Investment Commitment; and

•	the fact that existing security holders would have the opportunity to participate on a pro rata basis to purchase additional shares of common stock.

If we issue all 30,000,000 shares of common stock available in the Rights Offering (whether due to the Basic Subscription Rights being fully subscribed or due to the exercise of the Over-Subscription Privilege, including through the Investment Commitment), we will receive gross proceeds of $67.5 million, before offering expenses and the net proceeds to us, after deducting estimated offering expenses, will be approximately $66.1 million. Due to the Investment Commitment, we estimate that the minimum net proceeds to us from the sale of our common stock offered in the Rights Offering after deducting estimated offering expenses, will be approximately $47.6 million even if the Rights Offering is undersubscribed. We estimate that the expenses of the Rights Offering will be approximately $1.4 million.

Investment Commitment Agreement

We have entered into an Investment Commitment Agreement with the Committed Purchasers pursuant to which the Committed Purchasers have agreed to fully exercise their Basic Subscription Rights for an aggregate amount of approximately $14.1 million, subject to certain customary conditions, and the Neuberger Berman Investors and the OC Investor have further agreed, to exercise their respective Over-Subscription Privileges up to $18.4 million and $22.5 million, respectively (subject to certain ownership limitations as described below), at a price per whole share equal to the subscription price; provided, however, that the Neuberger Berman Investors, the Neuberger Berman Advisory Investors and certain employees of Neuberger Berman, collectively, and the OC Investor may acquire shares only to the extent such acquisition would not cause the Neuberger Berman Investors’, the Neuberger Berman Advisory Investors’ and certain employees’ of Neuberger Berman, collectively, or each OC Investor’s beneficial ownership to exceed 19.9% or 9.9%, respectively, of our common stock outstanding immediately after, and as a result of, the Rights Offering (including the Participating Warrants held by the OC Investor on an as-converted basis, inclusive of any anti-dilution adjustments applicable thereto as a result of the Rights Offering). Neuberger Berman has agreed to use its commercially reasonable efforts to procure that the Neuberger Berman Advisory Investors also exercise their Basic Subscription Rights for approximately 1,589,218 shares. The exercise of any Over-Subscription Privileges pursuant to the Investment Commitment Agreement is subject to the pro rata allocation as described herein. In addition, none of the Committed Purchasers may acquire shares if such acquisition would result in such Committed Purchaser holding more than 34.99% of our common stock outstanding immediately after the completion of the Rights Offering. As a result of the Investment Commitment, we expect to raise a minimum of approximately $49.0 million (subject to reduction in light of the ownership limitations noted above) of the $67.5 million gross proceeds we would otherwise raise if the Rights Offering were fully subscribed.

The Committed Purchasers will not receive a fee in connection with the Investment Commitment; however, we have agreed to reimburse up to $150,000 for each of (i) Neuberger Berman, the Neuberger Berman Investors and the Neuberger Berman Advisory Investors and (ii) the OC Investor, and $100,000 for B. Riley of the reasonable and documented out-of-pocket legal expenses in connection with the Investment Commitment Agreement and the Rights Offering.

See “Description of the Investment Commitment” for a description of the relationships between the Committed Purchasers and the Company.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be canceled or modified. However, if we make a material change to the terms of the Rights Offering, for example, materially increasing or decreasing the subscription price, or if otherwise required by law, you may cancel your subscription and receive a refund of any money you have advanced.

You may exercise your subscription rights as follows:

Subscription by Registered Holders

If you are a registered holder of shares of our common stock or Participating Warrants, the number of subscription rights you may exercise is indicated on the enclosed rights certificate. To exercise your subscription rights, you must properly complete and execute the subscription rights certificate, together with any required signature guarantees, and forward it, together with payment in full of the subscription price for each share of our common stock you are subscribing for, to the subscription agent at the address set forth under “—Miscellaneous—Subscription Agent” below (and your payment must clear), on or prior to 5:00 p.m., Eastern Time, on April 18, 2022, the expiration date for the Rights Offering.

Subscription by Beneficial Owners

If you are a beneficial owner of shares or Participating Warrants that holds your shares or Participating Warrants through a custodian bank, broker, dealer, or other nominee, you will not receive a rights certificate. Instead, one subscription right will be issued to the nominee record holder for each share of our common stock that you own or can receive upon exercise of Participating Warrant that you own at the Record Date. If you are a beneficial owner of shares or Participating Warrants that holds your shares or Participating Warrants through a custodian bank, broker, dealer, or other nominee, we will ask your custodian bank, broker, dealer, or other nominee to notify you of the Rights Offering. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares of our common stock in the Rights Offering. If you wish to exercise your subscription rights, you will need to have your custodian bank, broker, dealer, or other nominee act for you and exercise your subscription rights and deliver all documents and payment on your behalf prior to 5:00 p.m., Eastern Time, on April 18, 2022. If you hold certificates of our common stock or Participating Warrants directly and would prefer to have your custodian bank, broker, dealer, or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. Your nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on April 18, 2022, the expiration date for the Rights Offering.

To indicate your decision with respect to your subscription rights, you should complete and return to your custodian bank, broker, dealer, or other nominee, the form entitled “Beneficial Owner Election Form.” You should receive this form from your custodian bank, broker, dealer, or other nominee with the other subscription Rights Offering materials. You should contact your custodian bank, broker, dealer, or other nominee if you do not receive this form, but you believe you are entitled to participate in the Rights Offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Medallion Guarantee May Be Required

Your signature on the subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States under certain circumstances provided for in the Instructions as to use of rights certificates and subject to standards and procedures adopted by the subscription agent, unless:

•	you provide on the rights certificate that shares are to be delivered in your name and to your address of record, as imprinted on the face of the rights certificate; or

•	you are an eligible institution.

Instructions for Completing Your Subscription Rights Certificate

You should read the instruction letter accompanying the subscription rights certificate carefully and strictly follow it. Do not send subscription rights certificates or payments to us. As described in the instructions accompanying the rights certificate, in certain cases additional documentation or signature guarantees may be required. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed subscription rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not us or the subscription agent.

The method of delivery of subscription rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the expiration of the Rights Offering period for the Rights Offering.

There is no sales fee or commission payable by you in connection with the issuance of subscription rights or the issuance of shares of common stock if you exercise your subscription rights (other than the subscription price). We will pay all fees charged by the subscription agent and the information agent. However, if you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any other commissions, fees, taxes or other expenses your nominee may charge you in connection with the exercise of the subscription rights.

Validity of Subscriptions

We will resolve, in our sole discretion, all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the Rights Offering period expires, unless waived by us at our sole discretion. Neither the subscription agent nor we shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to cancel the Rights Offering, only when a properly completed and duly executed subscription rights certificate and any other required documents and payment of the full subscription amount have been received by the subscription agent (and the payment has cleared). Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

No Revocation or Change

All exercises of subscription rights are irrevocable. Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid, unless we are required by law to grant revocation rights, even if the market price of our common stock falls below the subscription price or you learn information about us or the Rights Offering that you consider to be unfavorable. However, if we make a material change to the terms of the Rights Offering, for example, materially increasing or decreasing the subscription price, or if otherwise required by law, you may cancel your subscription and receive a refund of any money you have advanced.

You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of our common stock offered pursuant to the Rights Offering.

Payment for Shares

Method of Payment

As described in the instructions accompanying the rights certificate, your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock you wish to acquire in the Rights Offering by personal check payable to “Computershare (acting as subscription agent for Quantum Corporation)” if you are a record holder.

If you hold your shares or Participating Warrants through a custodian bank, broker, dealer, or other nominee, you must deliver the applicable subscription payment and a completed form entitled “Beneficial Owner Election Form” (or such other appropriate documents as are provided by your nominee related to your subscription rights) to your nominee in the form and in accordance with the instructions provided by your nominee. Your nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on April 18, 2022, the expiration date for the Rights Offering.

Segregated Account; Return of Funds

The subscription agent will deposit and hold all funds received by it in payment for shares in a segregated account pending completion of the Rights Offering. The subscription agent will hold this money until the Rights Offering is completed or is withdrawn or terminated. If the Rights Offering is canceled for any reason, all subscription payments received by the subscription agent will be returned to subscribers, without interest or penalty, as soon as practicable.

Receipt of Payment

If you are a record holder your payment will be considered received by the subscription agent only upon clearance of your check deposited by the subscription agent. Payments received or that clear after the expiration of the Rights Offering period will not be honored, and, in that case, the subscription agent will return your payment to you, without interest or penalty, as soon as practicable.

Clearance of Uncertified Checks

If you are paying by uncertified personal check, please note that payment will not be deemed to have been received by the subscription agent until the check has cleared, which could take at least seven or more business days to clear. If you wish to pay the subscription price by uncertified personal check, we urge you to make payment sufficiently in advance of the time the Rights Offering expires to ensure that your payment is received by the subscription agent and clears by the expiration date of the Rights Offering. We urge you to consider making your payment by using a certified check or cashier’s check.

Your subscription rights will not be successfully exercised unless the subscription agent actually receives from you or your custodian bank, broker, dealer, or other nominee, as the case may be, all of the required documents and your full subscription price payment (and your payment has cleared) prior to 5:00 p.m., Eastern Time, on April 18, 2022, the scheduled expiration date of the Rights Offering.

Missing or Incomplete Subscription Information

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms you submit, the payment received will first be applied, to the fullest extent possible based on the amount of the payment received, to exercise your Basic Subscription Rights and will thereafter be applied, to the fullest extent possible based on the amount of excess payment received, to exercise your Over-Subscription Privilege, if applicable, subject to the availability of over-subscription shares.

Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty, following the expiration of the Rights Offering.

If you deliver your rights certificate and other documents or payment in a manner different from that described in this prospectus supplement, we may not honor the exercise of your subscription rights.

Conditions, Amendment, Withdrawal, and Termination

The period for exercising your subscription rights may be extended by the Board in its reasonable discretion. The Board does not currently intend to extend the expiration of the Rights Offering.

We reserve the right to withdraw the Rights Offering at any time for any reason. In addition, we may terminate the Rights Offering if at any time before completion of the Rights Offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the Rights Offering that in the sole judgment of the Board would or might make the Rights Offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the Rights Offering in whole or in part. If the Board cancels the Rights Offering, all affected subscription rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

If we cancel the Rights Offering, we will issue a press release notifying security holders of the cancellation.

Notice to Brokers and Nominees

If you are a custodian bank, broker, dealer, or other nominee holder that holds shares of our common stock or Participating Warrants for the account of others on the Record Date, you should notify the respective beneficial owners of such shares or Participating Warrants of the Rights Offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment together with the form entitled “Nominee Holder Certification” and with the proper payment. We will provide the Nominee

Holder Certification to you with your Rights Offering materials. If you did not receive this form, you should contact the information agent to request a copy. If you hold shares of our common stock or Participating Warrants for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock and/or Participating Warrants on the Record Date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the Nominee Holder Certification.

In the case of subscription rights that you hold of record on behalf of others through DTC, those subscription rights may be exercised by instructing DTC to transfer the subscription rights from your DTC account to the subscription agent’s DTC account, and by delivering to the subscription agent the required certification as to the number of shares subscribed for pursuant to the exercise of the subscription rights of the beneficial owners on whose behalf you are acting, together with payment of the full subscription price. If you hold shares of our common stock or Participating Warrants for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock and/or Participating Warrants on the Record Date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” that we will provide to you with your subscription Rights Offering materials. If you did not receive this form, you should contact the information agent to request a copy.

Transferability of Subscription Rights; Listing

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone else. The subscription rights will not be listed for trading on any stock exchange or market. The shares of our common stock are, and the shares to be issued in the Rights Offering will be, traded on the Nasdaq Global Market under the symbol “QMCO.”

Delivery of Shares

All shares of common stock that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record.

As soon as practicable after the expiration of the Rights Offering, the subscription agent will arrange for the issuance to each subscription rights holder of record that has validly exercised its subscription rights the shares of common stock purchased in the Rights Offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your subscription rights in order to comply with state securities laws.

Rights of Subscribers

You will have no rights as a stockholder of our common stock until your account, or your account at your custodian bank, broker, dealer, or other nominee is credited with the shares of our common stock purchased in the Rights Offering. You will have no right to revoke your subscriptions after you deliver your completed subscription rights certificate, payment and any other required documents to the subscription agent.

Requirements for Foreign Stockholders

Rights certificates will not be mailed to foreign stockholders or foreign holders of Participating Warrants whose addresses are outside the United States (for these purposes, the United States includes the District of Columbia and the territories and possessions of the United States). The rights of foreign stockholders and foreign holders of

Participating Warrants will be held by the subscription agent for their accounts until instructions are received to exercise the rights. Any questions related to such instructions or the method for foreign stockholders and foreign holders of Participating Warrants to exercise their rights should be directed to the Information Agent. To exercise subscription rights, our foreign stockholders and foreign holders of Participating Warrants must notify the subscription agent prior to 5:00 p.m., Eastern Time, at least three business days prior to the expiration of the Rights Offering (or, if the Rights Offering is extended, on or before three business days prior to the extended expiration date of the Rights Offering) and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder or holder of Participating Warrants. If instructions have not been received by 5:00 p.m., Eastern Time, on April 13, 2022, three business days prior to the expiration date of the Rights Offering (or, if the subscription period is extended, on or before the third business day prior to the extended expiration date of the Rights Offering), the rights will not be exercisable by such foreign stockholders or foreign holders of Participating Warrants, and any proceeds received from such foreign stockholders or foreign holders of Participating Warrants related to such rights will be refunded to such foreign stockholders or foreign holders of Participating Warrants, as applicable, without interest or penalty.

No Fractional Shares

We will not issue fractional shares of common stock in the Rights Offering. Rights holders will only be entitled to purchase a number of shares representing a whole number of shares of common stock, rounded down to the nearest whole number of shares a holder would otherwise be entitled to purchase. Fractional shares of our common stock resulting from the exercise of the Basic Subscription Rights or Over-Subscription Privileges will be eliminated by rounding down to the nearest whole share. Any excess subscription payments received by the subscription agent, caused by proration or otherwise, will be promptly returned to the subscriber, without interest or penalty, following the expiration of the Rights Offering.

U.S. Federal Income Tax Treatment of Rights Distribution

Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects, for U.S. federal income tax purposes, we believe and intend to take the position that you generally should not recognize income or loss in connection with the receipt or exercise of rights in the Rights Offering. You should consult your own tax advisor as to the tax consequences of the Rights Offering to you in light of your particular circumstances. See “Material U.S. Federal Income Tax Consequences.”

Fees and Expenses

We will pay all fees and expenses charged by the subscription agent and the information agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your rights.

No Recommendation to Subscription Rights Holders

The Board is not making any recommendation regarding your exercise of the subscription rights. Stockholders and holders of Participating Warrants who exercise subscription rights risk investment loss on new money invested. We cannot predict the price at which our shares of common stock will trade, and, therefore, we cannot assure you that the market price for our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the Rights Offering. Please see “Risk Factors” and all other information included in, or incorporated by reference into, this prospectus supplement for a discussion of the risks related to the Rights Offering and the risks involved in investing in our common stock.

Miscellaneous

No Brokers, Dealers, or Underwriters

We have not employed any brokers, dealers or underwriters in connection with the solicitation of the exercise of subscription rights, and, except as described herein, no other commissions, underwriting fees or discounts will be paid in connection with the Rights Offering.

Subscription Agent

We have retained Computershare to serve as the subscription agent for the Rights Offering. The subscription agent will maintain the list of subscriptions and calculate any necessary allocations of Over-Subscription Privileges. We will pay all fees and expenses of the subscription agent related to the Rights Offering and have also agreed to indemnify the subscription agent from certain liabilities that it may incur in connection with the Rights Offering. If your shares or Participating Warrants are held in the name of a custodian bank, broker, dealer, or other nominee, then you should send your subscription documents and subscription payment to that nominee record holder. If you are the record holder, then you should send your subscription documents, rights certificate, subscription payment to the address provided below. If sent by mail, we recommend that you send documents and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to the Company.

By Courier, Registered Mail & Overnight Mail:

Computershare Trust Company, N.A.

Attn Corporate Actions Voluntary Offer

150 Royall Street – Suite V

Canton, MA 02021

By First Class Mail

Computershare Trust Company, N.A.

Attn Corporate Actions Voluntary Offer

P.O. Box 43011

Providence, RI 02940-3011

If you deliver subscription documents or subscription rights certificates in a manner different than that described in this prospectus supplement, then we may not honor the exercise of your subscription rights. Delivery to any address or by a method other than those set forth above does not constitute valid delivery.

Information Agent

The information agent for the Rights Offering is Alliance Advisors, LLC. We will pay all fees and expenses of the information agent related to the Rights Offering and have also agreed to indemnify the information agent from certain liabilities that it may incur in connection with the Rights Offering. You may receive a call from our information agent to assist with how to participate in the Rights Offering and answer any questions you may have. The information agent can be contacted at the following address, telephone number, or email:

Alliance Advisors, LLC

200 Broadacres Dr., 3rd Floor

Bloomfield, NJ 07003

(833) – 786-6484

QMCO@allianceadvisors.com

Other

We engaged an independent third-party firm to provide capital markets advisory services in connection with the Rights Offering. We have agreed to pay a fee in connection with their services, which fees are not conditioned on the closing of the Rights Offering.

Other Matters

We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase in the Rights Offering in order to comply with state securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in the Rights Offering. However, we are not currently aware of any state or jurisdictions that would preclude participation in the Rights Offering.

DESCRIPTION OF THE INVESTMENT COMMITMENT

Below is a brief summary of matters related to the Investment Commitment. For the complete text of the Investment Commitment Agreement, please see our Current Report on Form 8-K, filed with the SEC on March 17, 2022, that is incorporated by reference into this prospectus supplement.

Investment Commitment Agreement

On March 16, 2022, the Company entered into the Investment Commitment Agreement, pursuant to which, subject to certain customary conditions:

(a) the Neuberger Berman Investors have agreed to fully exercise their Basic Subscription Rights for approximately 1,319,492 shares (based on approximately 3,122,519 shares held by the Neuberger Berman Investors as of the Record Date) and to use Neuberger Berman’s commercially reasonable efforts to procure that certain other investors advised by Neuberger Berman and holding as of the Record Date, an aggregate of approximately 3,760,812 shares, also exercise their Basic Subscription Rights for approximately 1,589,218 shares;

(b) the OC Investor has agreed to fully exercise its Basic Subscription Rights for 2,691,819 shares (based on 6,370,070 shares issuable upon the exercise of Participating Warrants held by the OC Investor as of the Record Date);

(c) B. Riley has agreed to exercise its Basic Subscription Rights for 2,258,912 shares (based on 5,345,616 shares held by B. Riley as of the Record Date); and

(d) the Neuberger Berman Investors and the OC Investor has further agreed to exercise its Over-Subscription Privilege up to 8,188,033 and 9,980,640 shares, respectively (subject, in the case of the Neuberger Berman Investors, to any Over-Subscription Privileges exercised by the Neuberger Berman Advisory Investors, and to certain ownership limitations described below);

provided, however, that the Neuberger Berman Investors and the OC Investor may acquire shares only to the extent such acquisition would not cause the Neuberger Berman Investors’, the Neuberger Berman Advisory Investors and certain employees’ of Neuberger Berman, collectively, or each OC Investor’s beneficial ownership to exceed 19.9% or 9.9%, respectively, of our common stock outstanding immediately after, and as a result of, the Rights Offering (including the Participating Warrants held by the OC Investor on an as-converted basis, inclusive of any anti-dilution adjustments applicable thereto as a result of the Rights Offering). In addition, none of the Committed Purchasers may acquire shares if such acquisition would result in such Committed Purchaser holding more than 34.99% of our common stock outstanding immediately after the completion of the Rights Offering.

All shares purchased in the Rights Offering by the Committed Purchasers pursuant to the Investment Commitment will be purchased at a price per whole share equal to the subscription price. The exercise of the Over-Subscription Privilege by the Neuberger Berman Investors and the OC Investor will be subject to the pro rata allocation described above. As a result of the Investment Commitment, we expect to raise a minimum of approximately $49.0 million (subject to reduction in light of the ownership limitations noted above) of the $67.5 million gross proceeds we would otherwise raise if the Rights Offering were fully subscribed.

As set forth in the Investment Commitment Agreement, as security holders as of the Record Date, the Committed Purchasers will have the right to subscribe for and purchase their respective pro rata share of our common stock in the Rights Offering and to exercise Over-Subscription Privileges to the extent they exercise their Basic Subscription Rights in full. The Committed Purchasers have agreed to exercise their Basic Subscription Rights in full and the Neuberger Berman Investors and the OC Investor have agreed to exercise their Over-Subscription Privileges as described above and as set forth in the Investment Commitment Agreement.

The Committed Purchasers’ obligation to provide the Investment Commitment under the Investment Commitment Agreement is subject to certain conditions, including, but not limited to, the following: (i) the accuracy of our representations and warranties made in the Investment Commitment Agreement; (ii) the performance of our covenants and agreements set forth in the Investment Commitment Agreement; (iii) the absence of any statute, rule, regulation or order prohibiting the issuance of our common stock to a Committed Purchaser or the consummation of the transactions contemplated by the Investment Commitment Agreement; (iv) the terms of the Rights Offering having not been amended or modified; and (v) the absence of a material adverse effect on our business, assets, properties, financial condition, or our ability to consummate the Rights Offering or the other transactions contemplated by the Investment Commitment Agreement (a “Material Adverse Effect”).

Termination of the Investment Commitment Agreement

The Investment Commitment Agreement may be terminated at any time prior to the closing of the transactions contemplated by the Investment Commitment Agreement as follows:

•	by mutual written consent of the parties;

•

by either party if any governmental entity institutes any action challenging the validity or legality of, or seeks to restrain the consummation of, the transactions contemplated by the Investment Commitment Agreement;

•

by either party in the event the other party breaches its obligations under the Investment Commitment Agreement, and such breach is not cured by the earlier of the consummation of the Rights Offering and 15 days of receipt of written notice by the other party; and

•	by any Committed Purchaser if the Rights Offering is not consummated within 60 days from March 16, 2022.

We may in our sole discretion choose not to proceed with the Rights Offering at any time by notifying the Committed Purchasers in writing.

Indemnification

The Investment Commitment Agreement provides that the Company will indemnify, defend, and hold harmless the Committed Purchasers and their affiliates, from and against losses resulting from or arising out of the Investment Commitment Agreement, except for losses (i) of a defaulting Committed Purchaser or its affiliate seeking indemnification or (ii) to the extent found by a final, non-appealable judgment, to arise from any breach by the person seeking indemnification of its obligations or representations under the Investment Commitment Agreement or the fraud, bad faith, or willful misconduct of such person seeking indemnification.

Expense Reimbursement

The Committed Purchasers will not receive a fee in connection with the Investment Commitment; however, we have agreed to reimburse up to $150,000 for each of (i) Neuberger Berman, the Neuberger Berman Investors and the Neuberger Berman Advisory Investors, collectively, and (ii) the OC Investor, and $100,000 for B. Riley of the reasonable and documented out-of-pocket legal expenses in connection with the Investment Commitment Agreement and the Rights Offering.

Certain Transactions with the Committed Purchasers and their Related Persons

General

The Neuberger Berman Investors, which beneficially hold approximately 3,122,519 shares, or 5.2%, of our common stock as of the Record Date, the OC Investor, which holds Participating Warrants to purchase 6,370,070 shares of our common stock (representing 9.5% of our common stock outstanding as of the Record Date assuming the exercise in full of such Participating Warrants), and B. Riley, which holds approximately 5,345,616 shares of our common stock as of the Record Date, have entered into the Investment Commitment Agreement.

If all holders of rights exercise their Basic Subscription Rights pursuant the Rights Offering, and the Rights Offering is therefore fully subscribed, the Committed Purchasers’ beneficial ownership percentage will not change as a result of the Rights Offering. If the Committed Purchasers are the only holders of rights who exercise their rights in the Rights Offering, after giving effect to the Investment Commitment Agreement, we will issue additional shares of our common stock to the Neuberger Berman Investors and the OC Investor, increasing the Neuberger Berman Investors’ and the OC Investor’s ownership percentage of our outstanding shares of common stock, subject to the Neuberger Berman Investors’, the Neuberger Berman Advisory Investors’ and certain employees’ of Neuberger Berman, collectively, and each OC Investor’s beneficial ownership limitation of 19.9% and 9.9%, respectively, and each of the Committed Purchasers ownership limitation of 34.99% of our common stock outstanding immediately after, and as a result of, the Rights Offering.

The Investment Commitment does not cover all of the shares being offered in the Rights Offering, and if the Committed Purchasers are the only holders of rights who exercise their rights in the Rights Offering, including their applicable Over-Subscription Privilege in accordance with the Investment Commitment Agreement, the Rights Offering would not be fully subscribed. If any of the Committed Purchasers, for any reason, do not purchase in accordance with the Investment Commitment Agreement the shares of our common stock that remain unsubscribed as a result of any unexercised Basic Subscription Rights and Over-Subscription Privileges, the Rights Offering likely would not be fully subscribed.

Neuberger Berman Investors and Neuberger Berman Advisory Investors Ownership

As of the Record Date, the Neuberger Berman Investors, the Neuberger Berman Advisory Investors and certain employees of Neuberger Berman, collectively, owned approximately 7,273,331 shares of our common stock.

Following completion of the Rights Offering and after giving effect to the performance of the Investment Commitment by all the Committed Purchasers, if no other security holders (other than the Committed Purchasers) exercise their subscription rights in the Rights Offering, the Neuberger Berman Investors’ Investment Commitment shall be reduced to its applicable ownership limit under the terms of the Investment Commitment Agreement, such that the Neuberger Berman Investors will only be obligated to purchase, pursuant to its Investment Commitment, a number of shares pursuant to its Basic Subscription Right and its Over-Subscription Privilege as would result in the Neuberger Berman Investors, the Neuberger Berman Advisory Investors and certain employees of Neuberger Berman, collectively, owning a number of shares of our common stock that would represent approximately 19.9% of our common stock outstanding immediately after the closing of the Rights Offering. In the foregoing case, the Neuberger Berman Investors, the Neuberger Berman Advisory Investors and certain employees of Neuberger Berman, collectively, will be required to purchase 9,507,525 shares in the aggregate pursuant to the Investment Commitment Agreement.

The OC Investor Ownership

As of the Record Date, the OC Investor, including its affiliates, did not own any shares of our common stock. As of the Record Date, the OC Investor held Participating Warrants to purchase 6,370,070 shares of our common stock, which warrant includes a contractual right of the OC Investor, in a rights offering, to acquire rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of such warrant. As of the Record Date, none of the warrants have been exercised.

Following completion of the Rights Offering and after giving effect to the performance of the Investment Commitment by all the Committed Purchasers, if no other security holders (other than the Committed Purchasers) exercise their subscription rights in the Rights Offering, each OC Investor’s Investment Commitment shall be reduced to its applicable ownership limit under the terms of the Investment Commitment Agreement, such that each OC Investor will only be obligated to purchase, pursuant to its Investment Commitment, a number of shares pursuant to its Basic Subscription Right and its Over-Subscription Privilege as would result in each OC Investor owning a number of shares of our common stock that, when taken together with any warrants to purchase shares of our common stock owned by such OC Investor, which includes additional warrants to purchase shares of our common stock as a result of certain anti-dilution provisions in the June 16, 2020 warrant (which provisions will be triggered as a result of the Rights Offering), would represent approximately 9.9% of our common stock outstanding immediately after the closing of the Rights Offering (after giving effect to the exercise of all warrants of the Company held by such OC Investor, if any). In the foregoing case, the OC Investor’s Investment Commitment is expected to equal 10,429,390 shares in the aggregate.

B. Riley Ownership

As of the Record Date, B. Riley owned approximately 5,345,616 shares of our common stock. Following completion of the Rights Offering and after giving effect to the performance of the Investment Commitment by all the Committed Purchasers, if no other security holders exercise their subscription rights in the Rights Offering and B. Riley fully exercises its Basic Subscription Rights under the Investment Commitment, B. Riley will own 7,604,528 shares of our common stock, representing 9.3% of our shares of common stock outstanding immediately after the closing of the Rights Offering.

The OC Investor

We are a party to the 2021 Term Credit Agreement for a senior secured term loan of $100.0 million. OC III LVS XXXIII LP, an affiliate of the OC Investor, is a lender under the 2021 Term Credit Agreement and funded approximately 30% of the loan disbursed to us at closing. The proceeds under the 2021 Term Credit Agreement were used to repay in full outstanding principal and interest as of the closing of the 2018 Term Credit Agreement (as defined below).

Loans under the 2021 Term Credit Agreement designated as “Prime Rate Loans” will bear interest at a rate per annum equal to the greatest of (i) 1.75%, (ii) the federal funds rate plus 0.50%, (iii) the LIBOR Rate (as defined in the 2021 Term Credit Agreement) based upon an interest period of 1 month plus 1.0%, and (iv) the “Prime Rate” last quoted by the Wall Street Journal, plus an applicable margin of 5.00%. Loans designated as “LIBOR Rate Loans” will bear interest at a rate per annum equal to the LIBOR Rate plus an applicable margin of 6.00%. The “LIBOR Rate” is subject to a floor of 0.75%. We can designate a loan as a Prime Rate Loan or LIBOR Rate Loan in our discretion.

From August 5, 2021 through March 28, 2022, the largest aggregate amount of principal outstanding under the 2021 Term Credit Agreement was $100.0 million, and during that time period, we repaid $1.9 million in principal and $4.4 million in interest. As of March 28, 2022, $99.3 million is outstanding under the 2021 Term Credit Agreement.

In connection with a Term Loan Credit and Security Agreement, dated as of December 27, 2018 (as amended from time to time, the “2018 Term Credit Agreement”), we issued warrants to our lenders thereunder (or their affiliates), including issuing to OC II FIE V LP a warrant to purchase 4,309,464 shares of our common stock at an exercise price of $1.33 per share and a warrant to purchase 2,060,606 shares of our common stock at an exercise price of $3.00 per share on December 27, 2018 and June 16, 2020, respectively (collectively, the “OC Warrants”). The exercise price and the number of shares underlying the OC Warrants are subject to adjustment in the event of specified events, including dilutive issuances at a price lower than the exercise price of the OC Warrants, a subdivision or combination of our common stock, a reclassification of our common stock or specified dividend payments, including this Rights Offering. The OC Warrants are Participating Warrants. The OC Warrants are exercisable until December 27, 2028. Upon exercise, the aggregate exercise price may be paid, at each warrant holder’s election, in cash or on a net issuance basis, based upon the fair market value of our common stock at the time of exercise.

B. Riley

On February 3, 2021, we entered into an Underwriting Agreement with the several underwriters named in the Underwriting Agreement for whom B. Riley Securities, Inc., a wholly-owned subsidiary of B. Riley Financial,

Inc., acted as representative, relating to the public offering (the “Underwritten Offering”) by the Company of 13,138,686 shares of our common stock at a price to the public of $6.85 per share with an underwriters’ option to purchase 1,970,803 additional shares of our common stock. The Underwritten Offering closed on February 8, 2021, including the full exercise of the underwriters’ option.

John A. Fichthorn, a member of our board of directors, was Head of Alternative Investments at B. Riley Capital Management, LLC, a wholly-owned subsidiary of B. Riley Financial, Inc., from April 2017 until May 2020. In May 2020, Mr. Fichthorn became a consultant for B. Riley Capital Management. Such consultancy concluded on November 30, 2020.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of material U.S. federal income tax consequences relating to the receipt and exercise (or expiration) of the rights acquired through the Rights Offering and the ownership and disposition of shares of our common stock received upon exercise of the rights.

This summary deals only with rights acquired through the Rights Offering and shares of our common stock acquired upon exercise of rights, in each case, that are held as capital assets by a beneficial owner. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such a beneficial owner in light of such owner’s personal circumstances, including the alternative minimum tax and the Medicare contribution tax on investment income. This discussion also does not address tax consequences to holders that may be subject to special tax rules, including, without limitation, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax- exempt organizations, employee stock purchase plans, partnerships and other pass-through entities, persons holding rights or shares of our common stock or Participating Warrants as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies, traders that elect to mark-to-market their securities, persons that acquired rights or shares of our common stock or Participating Warrants in connection with employment or other performance of services, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, U.S. expatriates, and certain former citizens or residents of the United States. In addition, the discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as estate, generation skipping or gift taxation).

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (“Code”), the U.S. Treasury promulgated thereunder regulations (“Treasury Regulations”), rulings and judicial decisions, as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively. We have not sought, and will not seek, any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS or a court (if the matter were contested) will not take positions concerning the tax consequences of the receipt of rights acquired through the Rights Offering by persons holding shares of our common stock or Participating Warrants, the exercise (or expiration) of the rights, and the acquisition, ownership and disposition of shares of our common stock acquired upon exercise of the rights that are different from those discussed below.

As used herein, a “U.S. Holder” means a beneficial owner of rights and shares of our common stock acquired upon exercise of rights, as the case may be, that is for U.S. federal income tax purposes: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (a) the administration of which is subject to the primary supervision of a court within the United States and one or more United States persons as described in Section 7701(a)(30) of the Code have authority to control all substantial decisions of the trust or (b) that has a valid election under the Treasury Regulations in effect to be treated as a United States person. A “Non-U.S. Holder” is such a beneficial owner (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is the record owner of rights acquired through the Rights offering, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Holders that are partnerships (and partners in such partnerships) are urged to consult their tax advisors.

HOLDERS OF SHARES OF OUR COMMON STOCK OR PARTICIPATING WARRANTS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME

TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF RIGHTS.

Tax Consequences to U.S. Holders

Taxation of Rights

Receipt of Rights

Although the authorities governing transactions such as the Rights Offering are complex and do not speak directly to the consequences of certain aspects of the Rights Offering, including the distribution of rights to holders of Participating Warrants, the effects of the Over-Subscription Privilege, and the existence of the Backstop Commitment from the Backstop Purchasers, we believe and intend to take the position that your receipt of rights pursuant to the Rights Offering generally should not be treated as a taxable distribution with respect to your existing shares of common stock or Participating Warrants for U.S. federal income tax purposes. Pursuant to Section 305(a) of the Code, the receipt by a securityholder of a right to acquire stock generally is not included in the taxable income of the recipient. However, this general rule is subject to several exceptions including one for “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, which has the effect of the receipt of cash or other property by some stockholders, holders of rights to acquire stock or holders of debt instruments convertible into stock, and an increase in the proportionate interest of other stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) in a corporation’s assets or earnings and profits. We believe the receipt of rights acquired through the Rights Offering should not be treated as a disproportionate distribution.

During the last 36 months, we have not made any distributions of cash or property (other than stock or rights to acquire stock) with respect to our common stock or our options or warrants to acquire common stock. Currently we do not intend to make any future distributions of cash or property (other than stock or rights to acquire stock) with respect to our common stock, or options or warrants to acquire our stock; however, there is no guarantee that we will not take any of the foregoing actions in the future. Further, the fact that we may have outstanding options and warrants could cause, under certain circumstances that cannot currently be predicted (such as a failure to properly adjust the option price in connection with a stock distribution), the receipt of rights pursuant to the Rights Offering to be part of a disproportionate distribution, as contemplated in Section 305(b) of the Code. We have not had convertible debt outstanding in the last 36 months and we do not intend to issue any convertible debt, but there is no guarantee that we will not do so in the future. While the application of the disproportionate distribution rules is very complex and subject to uncertainty, we believe that the distribution of the rights hereunder does not result in an increase to any stockholder’s (or holder of Participating Warrants) proportionate interest in our earnings and profits or assets that would result in a disproportionate distribution and intend to take the position that the receipt of rights through the Rights Offering should not be treated as a disproportionate distribution. Further, if the position regarding the tax-free treatment of the rights distribution is incorrect, the treatment of holders of Participating Warrants is not clear, and it may differ from, and may be more adverse than, the treatment of the rights distribution to the holders of common stock.

Our position regarding the tax-free treatment of the rights distribution is not binding on the IRS or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the rights is a disproportionate distribution or otherwise, the fair market value of the rights would be taxable to holders of our common stock as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent of the holder’s adjusted tax basis in the holder’s common stock and then as capital gain from the sale or exchange of the holder’s common stock. Although no assurance can be given, it is anticipated that we will not have current and accumulated earnings and profits through our fiscal year ending March 31, 2022.

The following discussion assumes that the rights issuance is a non-taxable distribution with respect to your existing shares of common stock or Participating Warrants for U.S. federal income tax purposes.

Tax Basis in and Holding Period for the Rights

If the fair market value of the rights you receive is less than 15% of the fair market value of your existing shares of common stock or Participating Warrants (with respect to which the rights are distributed) on the date you receive the rights, the rights will be allocated a zero dollar basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of common stock or Participating Warrants between your existing shares of common stock or Participating Warrants and the rights in proportion to the relative fair market values of the existing shares of common stock or Participating Warrants and the rights, determined on the date of receipt of the rights. If you choose to allocate basis between your existing common shares or Participating Warrants and the rights, you must make this election on a statement included with your timely filed U.S. federal income tax return (including extensions) for the taxable year in which you receive the rights. Such an election is irrevocable.

However, if the fair market value of the rights you receive is 15% or more of the fair market value of your existing shares of common stock or Participating Warrants on the date you receive the rights, then you must allocate your basis in your existing shares of common stock or Participating Warrants between your existing shares of common stock or Participating Warrants and the rights you receive in proportion to their fair market values determined on the date you receive the rights. Please refer to the discussion below regarding the U.S. tax treatment if, at the time of your receipt of the Subscription Right, you no longer hold the common stock or Participating Warrants with respect to which the Subscription Right was distributed.

The fair market value of the rights on the date that the rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the rights on that date. In determining the fair market value of the rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the rights and the trading price of our shares of common stock on the date that the rights are distributed, the length of the period during which the rights may be exercised and the fact that the rights are non-transferable. In determining the fair market value of the Participating Warrants, you should consider all relevant facts and circumstances, including without limitation the difference between the exercise price of the Participating Warrants and the trading price of our common stock on the date that the rights are distributed, the length of the period during which the Participating Warrants may be exercised, the nature of the adjustment provisions in the Participating Warrants that may affect the economics of the exercise of such Participating Warrants and any limitations on the transferability of the Participating Warrants.

Exercise of Rights

You should not recognize gain or loss upon the effectiveness of the exercise of a right in the Rights Offering, and the tax basis of the shares of common stock acquired through exercise of rights should equal the sum of the subscription price for the shares plus your tax basis, if any, in the rights. The holding period of shares of common stock acquired upon exercise of a right in the Rights Offering will begin on the date of exercise.

If, at the time of the receipt or exercise of a right distributed to you in the Rights Offering, you no longer hold the share of common stock or Participating Warrants with respect to which such right is received, certain aspects of the tax treatment of the exercise of the right are unclear, including (1) the allocation of tax basis between the common stock or Participating Warrants previously sold and the right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the common stock Participating Warrants previously sold, and (3) the impact of such allocation on the tax basis of common stock acquired through the exercise of the right. If you receive or exercise a right received in the Rights Offering after disposing of shares of our common stock Participating Warrants with respect to which the right is received, you should consult with your tax advisor.

Expiration of Rights

If you allow rights received in the Rights Offering to expire, you should not recognize any gain or loss for U.S. federal income tax purposes. If you have tax basis in the rights and you allow the rights to expire, the tax basis in your existing common stock or Participating Warrants owned by you with respect to which such rights were distributed will be restored to the tax basis of such common stock or Participating Warrants immediately before the receipt of the rights in the Rights Offering. If rights received in the Rights Offering expire without exercise after a holder has disposed of its existing common stock or Participating Warrants and tax basis had previously been allocated to those rights, such holder should consult its tax advisor regarding the ability to recognize a loss (if any) on the expiration of such rights.

Taxation of Common Stock

Distributions

Distributions with respect to shares of our common stock acquired upon exercise of rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in such shares of our common stock and thereafter as capital gain from the sale or exchange of the U.S. Holder’s common stock.

Dividend income received by certain non-corporate U.S. Holders with respect to shares of our common stock generally will be “qualified dividends” subject to preferential rates of U.S. federal income tax, provided that the U.S. Holder meets applicable holding period and other requirements. Subject to similar exceptions for short-term and hedged positions, dividend income on our shares of common stock paid to U.S. Holders that are domestic corporations generally will qualify for the dividends-received deduction.

Dispositions

If you sell or otherwise dispose of shares of common stock acquired upon exercise of rights in a taxable transaction, you generally will recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if your holding period for such shares is more than one year at the time of disposition. Long-term capital gain of a non-corporate U.S. Holder generally is taxed at preferential rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Certain U.S. Holders may be subject to information reporting and backup withholding with respect to dividend payments on and the gross proceeds from the disposition of shares of our common stock acquired through the exercise of rights. Backup withholding (currently at the rate of 24%) may apply under certain circumstances if the U.S. Holder (1) fails to furnish his, her or its social security or other taxpayer identification number (“TIN”), (2) furnishes an incorrect TIN, (3) fails to report interest or dividends properly or (4) fails to provide a certified statement on IRS Form W-9, signed under penalty of perjury, that the TIN provided is correct, that the U.S. Holder is not subject to backup withholding and that the U.S. Holder is a U.S. person for U.S. federal income tax purposes. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may give rise to a refund with respect to) a U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from information reporting and backup withholding, including corporations and certain financial institutions, provided that they demonstrate this fact, if requested. U.S. Holders are urged to consult their tax advisors as to qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Tax Consequences to Non-U.S. Holders

Taxation of Rights

Receipt, Exercise and Expiration of Rights

The discussion assumes that the receipt of rights will be treated as a non-taxable distribution. See “—Tax Consequences to U.S. Holders—Taxation of Rights—Receipt of Rights” above. You should not be subject to U.S. federal income tax upon the exercise or expiration of rights. See “Tax Consequences to U.S. Holders—Taxation of Rights—Exercise of Rights” and “Tax Consequences to U.S. Holders-—Taxation of Rights—Expiration of Rights” above.

Taxation of Common Stock

Taxation of Distributions on Common Stock

Any distributions of cash or property made with respect to our common stock generally will be subject to withholding tax to the extent paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes, if any, at a rate of 30% (or such lower rate prescribed by an applicable income tax treaty). In order to obtain a reduced withholding tax rate, if applicable, a Non-U.S. Holder will be required to provide a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying the Non-U.S. Holder’s entitlement to benefits under a treaty. In addition, a Non-U.S. Holder will not be subject to withholding tax if such holder provides an IRS Form W-8ECI certifying that the distributions are effectively connected with the conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, are attributable to a permanent establishment within the United States); instead, the Non-U.S. Holder generally will be subject to U.S. federal income tax, net of certain deductions, with respect to such income at the same rates applicable to U.S. persons. If the Non-U.S. Holder is a corporation, a “branch profits tax” of 30% (or a lower rate prescribed by an applicable income tax treaty) also may apply to such effectively connected income.

Any distribution also will be subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Accounts.”

Sale or Other Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and under “—Information Reporting and Backup Withholding”, Non-U.S. Holders generally will not be subject to U.S. federal income tax on any gain realized on a sale or other disposition of shares of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment in the United States),

•

the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met (in which case such holder will be subject to a 30% tax, or such lower rate as may be specified by an applicable income tax treaty, on the net gain derived from the disposition, which may be offset by U.S.-source capital losses, if any), or

•

we are or have been a “United States real property holding corporation” (“USRPHC”), for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition the Non-U.S. Holder’s holding period for the common stock.

Gain that is effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment within the United States) generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If the Non-U.S. Holder is a corporation, a “branch profits tax” of 30% (or a lower rate prescribed in an applicable income tax treaty) also may apply to such effectively connected gain.

A domestic corporation is treated as a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of (1) the fair market value of its United States real property interests, (2) the fair market value of its non-United States real property interests and (3) the fair market value of any other of its assets which are used or held for use in a trade or business. We believe that we are not currently, and have not been within the relevant testing period, a USRPHC but no assurance can be given that we will not become a USRPHC in the future. However, if we are a USRPHC or become a USRPHC in the future, and our common stock is regularly traded on an established securities market, our common stock will be treated as a U.S. real property interest only in the case of a Non-U.S. Holder actually or constructively holding more than 5% of such regularly traded common stock at any time during the applicable period. Non-U.S. Holders are urged to consult their tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become, a USRPHC and with respect to the exception for 5% or less stockholders.

Information Reporting and Backup Withholding

Distributions on our common stock and the amount of tax withheld, if any, with respect to such distributions generally will be subject to information reporting. If you comply with certification procedures to establish that you are not a United States person, backup withholding generally should not apply to distributions on our common stock and information reporting and backup withholding generally should not apply to the proceeds from a sale or other disposition of shares of our common stock. Generally, a Non-U.S. Holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, (or other applicable IRS Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. The amount of any backup withholding generally will be allowed as a refund or credit against the Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Accounts

Provisions commonly referred to as “FATCA” impose a U.S. federal withholding tax of 30% on payments of dividends on our common stock made to (i) a foreign financial institution that has not entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its direct and indirect U.S. accountholders or alternatively complied with the terms of an applicable intergovernmental agreement (an “IGA”) between the United States and the jurisdiction in which such foreign financial institution operates, and does not otherwise qualify for an exception from the requirement to enter into such an agreement or (ii) a non-financial foreign entity, unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and tax identification number of each substantial U.S. owner or qualifies for an exception, under an IGA or otherwise, from such requirement. An IGA between the jurisdiction of a foreign recipient and the United States may modify the rules described in this paragraph. Dividends that are subject to the 30% withholding tax under FATCA are not also subject to the 30% withholding tax described above under “—Taxation of Distributions on Common Stock.”

U.S. Treasury regulations proposed in December 2018 (and upon which taxpayers and withholding agents are entitled to rely) eliminate possible FATCA withholding on the gross proceeds from any sale or other disposition of our common stock, previously scheduled to apply beginning January 1, 2019. Non-U.S. Holders are encouraged to consult with their tax advisors regarding the implications of FATCA to their particular circumstances.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. HOLDERS OF RIGHTS AND SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF RIGHTS.

PLAN OF DISTRIBUTION

As soon as practicable after the Record Date for the Rights Offering, we will distribute the subscription rights, subscription rights certificates and copies of this prospectus supplement and the accompanying prospectus to persons who owned shares of our common stock and Participating Warrants as of the Record Date of 5:00 p.m., Eastern Time, on March 25, 2022.

If your shares are held in the name of a custodian bank, broker, dealer, or other nominee, then you should send your subscription documents and subscription payment to that nominee record holder. If you are the record holder, then you should send your subscription documents, rights certificate and subscription payment to the address provided below. If sent by mail, we recommend that you send documents and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to the Company.

By Courier, Registered Mail & Overnight Mail:

Computershare Trust Company, N.A.

Attn Corporate Actions Voluntary Offer

150 Royall Street – Suite V

Canton, MA 02021

By First Class Mail

Computershare Trust Company, N.A.

Attn Corporate Actions Voluntary Offer

P.O. Box 43011

Providence, RI 02940-3011

See “Description of the Rights Offering—Method of Exercising Subscription Rights.” You may receive a call from our information agent, Alliance Advisors, LLC, to assist with how to participate in the Rights Offering and answer any questions you may have. If you have any questions regarding the Company or the Rights Offering, or you have any questions regarding completing a rights certificate or submitting payment in the Rights Offering, please contact the information agent, Alliance Advisors, LLC, toll free at (833) 786-6484, by email at QMCO@allianceadvisors.com, or by mail at Alliance Advisors, LLC, 200 Broadacres Dr., 3rd Floor, Bloomfield, NJ 07003.

Our common stock is listed on the Nasdaq Global Market under the symbol “QMCO.” The subscription rights will not be listed for trading on any stock exchange or market.

We have agreed to pay the subscription agent and information agent customary fees plus certain expenses in connection with the Rights Offering. We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of subscription rights. Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with the Rights Offering. Some of our employees may solicit responses from you as a holder of subscription rights, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation. Those directors and officers of the Company who may assist in the Rights Offering will not register with the SEC as brokers in reliance on certain safe harbor provisions contained in Rule 3a4-1 under the Exchange Act. Computershare is acting as our subscription agent to effect the exercise of the rights and the issuance of the underlying common stock. We estimate that our total expenses in connection with the Rights Offering will be approximately $1.4 million.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended March 31, 2021, and the effectiveness of our internal control over financial reporting have been audited by Armanino LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.quantum.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus supplement and you should read it with the same care that you read this prospectus supplement. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed. We incorporate by reference into this prospectus supplement the documents and information listed below:

•	Our Annual Report on Form 10-K for the year ended March 31, 2021;

•	Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2021, September 30, 2021 and December 31, 2021;

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Our Current Reports on Form 8-K filed with the SEC on  April 22, 2021,  June 24, 2021,  July 22, 2021,  July 23, 2021,  August 5, 2021,  August 13, 2021,  September  27, 2021, October  6, 2021, and March 17, 2022; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 29, 2020, including any amendment or reports filed for the purpose of updating such description.

We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

We also incorporate by reference any future filings (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits to such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until we terminate the offering of our common stock made by this prospectus supplement.

Statements contained in this prospectus supplement or in the accompanying prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. We will provide to each person, including any beneficial owner, to whom a prospectus supplement has been delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement. We will provide this information upon written or oral request and at no cost to the requestor. To request this information, please contact us (i) in writing, at Quantum Corporation, Attn: Investor Relations, 224 Airport Parkway, Suite 550, San Jose, CA 95110 or (ii) by telephone, at (408) 944-4000.

We make available free of charge on our website our proxy statements and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may also obtain a free copy of these reports in the Investor Relations section of our website, www.quantum.com. We do not incorporate the information on, or accessible through, our website into this prospectus supplement, and you should not consider any information on, or accessible through, our website as part of this prospectus supplement.

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Rights

We may offer and sell, from time to time, in one or more offerings, together or separately, our common stock, preferred stock, debt securities, warrants or any combination of the foregoing, either individually or as units composed of one or more of the other securities. We may also issue rights to purchase the securities offered in this prospectus. This prospectus provides you with a general description of the securities. The aggregate public offering price of all securities issued by us under this prospectus may not exceed $200,000,000.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices, and terms of the securities. The supplement may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the Nasdaq Global Market under the symbol “QMCO.” The closing price of our common stock on November 24, 2020 was $6.06 per share.

See “Risk Factors” on page 1 of this prospectus in documents we incorporate by reference into this prospectus and included in or incorporated by reference into the accompanying prospectus supplement, to read about factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 9, 2020.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement, any applicable free writing prospectus, and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus, or the documents incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings up to a maximum aggregate offering price of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, any prospectus supplement, and any applicable free writing prospectus, together with additional information described under the headings “Where You Can Find More Information,” and “Incorporation by Reference,” before making your investment decision.

All references in this prospectus to “Quantum,” the “company,” “we,” “us” and “our” refer to Quantum Corporation and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

“Quantum” and the Quantum logo are our trademarks. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

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QUANTUM CORPORATION

We are a leader in storing and managing digital video and other forms of unstructured data. We help customers around the world to ingest, process, and analyze digital data at high speed, and preserve and protect it for decades. Our customers include some of the world’s largest corporations, government agencies, service providers, broadcasters, movie studios, sports leagues and teams, and enterprises in all industries. We work closely with a broad network of distributors, VARs, DMRs, OEMs and other suppliers to solve our customers most pressing business challenges.

Quantum was founded in 1980 and reincorporated under the laws of the state of Delaware in 1987. Our principal executive offices are located at 224 Airport Parkway, Suite 550, San Jose, CA 95110, and our telephone number is (408) 944-4000. Our website address is https://www.quantum.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. The prospectus supplement relating to a particular offering will contain or incorporate by reference a discussion of risks applicable to an investment in the securities offered. Before deciding to invest in our securities, you should carefully consider the specific risk factors described under the heading “Risk Factors” included in or incorporated by reference into the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing in or incorporated by reference into this prospectus, including the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any related prospectus supplement, and the documents incorporated by reference into this prospectus or any related prospectus supplement, contain forward-looking statements. All statements other than statements of historical fact, including statements regarding COVID-19’s anticipated impacts on our business, our future operating results and financial position, our business strategy and plans, our market growth and trends, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the documents referenced under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, any future events and trends we discuss may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update any of these forward-looking statements for any reason after the date of the document containing the forward-looking statement or to conform these statements to actual results or revised expectations. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from sales of the securities described in this prospectus for general corporate purposes. General corporate purposes may include working capital, capital expenditures, future acquisitions, and the repayment of indebtedness outstanding from time to time. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock and preferred stock. This description is only a summary. Our amended and restated certificate of incorporation, as amended, or the Certificate of Incorporation, and our amended and restated bylaws, as amended, or the Bylaws, have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read the Certificate of Incorporation and the Bylaws for additional information before you invest in any of our securities. See “Where You Can Find More Information.”

Common Stock

Our Certificate of Incorporation provides that we may issue up to 125,000,000 shares of common stock, par value of $0.01 per share. As of September 30, 2020, 40,740,212 shares of our common stock were outstanding. Each holder of our common stock is entitled to one vote per share, except in the case of election of our directors. At all elections of our directors, each holder of stock or any class or classes or of a series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to such holder’s shares of stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such holder sees fit. Our Board of Directors, subject to any restrictions contained in the Delaware General Corporation Law, or the DGCL, our Bylaws, any preferences and relative, participating, optional or other special rights of any outstanding class or series of preferred stock of the Company and any qualifications or restrictions on our common stock created thereby, may declare and pay dividends upon the shares of our common stock. Our directors may set apart out of any of our available funds for dividends a reserve or reserves for any proper purpose and may abolish such reserve. We do not currently pay dividends on our common stock. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock we may designate and issue in the future. In the event of our liquidation, dissolution or winding, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Preferred Stock

Under the Certificate of Incorporation, without further stockholder action, our board of directors is authorized to issue from time to time up to 20,000,000 shares of preferred stock in one or more series and to fix the designations, preferences and relative, participating, optional or other special rights thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control or other corporate action.

Series B Junior Participating Preferred Stock

Under the Certificate of Incorporation, 1,000,000 shares of preferred stock are designated Series B Junior Participating Preferred Stock. Subject to the prior and superior right of holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series B Junior Participating Preferred Stock, the holders of shares of Series B Junior Participating Preferred Stock are entitled to receive when, as and if declared by the Company’s board of directors, accruing quarterly dividends payable in cash on the last day of January,

April, July and October in each year (each such date a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Payment Date after the first issuance of the Series B Junior Participating Preferred Stock. The amount of such payment will be equal to 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions. Our board of directors is required to declare a dividend payment on the Series B Junior Participating Preferred Stock immediately after it declares a dividend or distribution on our common stock.

Each share of Series B Junior Participating Preferred Stock is entitled to 1,000 votes on all matters upon which holders of our common stock are entitled to vote but otherwise have the same general voting rights as our common stock. Upon our liquidation, the holders of shares of Series B Junior Participating Preferred Stock are entitled to receive an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed to holders of Common Stock plus any accrued and unpaid dividends. Upon a consolidation, merger or similar transaction we are involved in, Series B Junior Participating Junior Preferred Stock will receive an amount per share equal to 1,000 times the aggregate amount of consideration for which each share of Common Stock received in such transaction.

As of October 26, 2020, there were no shares of preferred stock, including Series B Junior Participating Preferred Stock, outstanding.

Anti-Takeover Effects of Delaware Law, the Certificate of Incorporation and the Bylaws

Certain provisions of the DGCL, the Certificate of Incorporation and the Bylaws may have the effect of delaying, deferring, or discouraging another person from acquiring us. These provisions, which are summarized below, may have the effect of discouraging takeover bids, coercive or otherwise. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors.

Certificate of Incorporation and Bylaws

The Certificate of Incorporation and Bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of the board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of the board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

The Bylaws provide that stockholders may not take action by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock would not be able to amend the Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Bylaws. The Certificate of Incorporation and Bylaws further provide that special meetings of stockholders may be called only by our board of directors, the chairperson of the board of directors, if there be one, or the president, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

The Bylaws provide advance notice procedures for stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. The Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Delaware anti-takeover statute

We are a Delaware corporation and subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” transaction with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in the manner described below.

Section 203 restrictions do not apply if: (i) the business combination or transaction is approved by our board of directors before the date the interested stockholder obtained the status as “interested”; (ii) upon consummation of the transaction that resulted in the stockholder obtaining the status, the stockholder owned at least 85% of the shares of stock entitled to vote in the election of directors, or the Voting Stock, excluding those shares owned by our directors who are also our officers, and held by employee stock plans that do not permit employees to decide confidentially whether to accept a tender or exchange offer; or (iii) on or after the date the interested stockholder obtained its status, the business combination is approved by our board of directors and at a stockholder meeting by the affirmative vote of at least 66 2/3% of the outstanding Voting Stock that is not owned by the interested stockholder. Generally, an “interested stockholder” is a person who, together with its affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s Voting Stock. Section 203 may prohibit or delay mergers or other takeover or change in control attempts. As a result, Section 203 may discourage attempts to acquire us even though such transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Listing on The Nasdaq Global Market

Our common stock is listed on The Nasdaq Global Market under the symbol “QMCO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare. The transfer agent’s address is 510 Burrard Street, Vancouver, BC V6C 3B9, Canada.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities from time to time, as either senior or subordinated debt or as senior or subordinated convertible debt, in one or more offerings under this prospectus. We will issue any such debt securities under one or more separate indentures that we will enter into with a trustee to be named in the indenture and specified in the applicable prospectus supplement. The specific terms of debt securities being offered will be described in the applicable prospectus supplement. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus forms a part.

General Terms of the Indenture

The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

•	the title or designation of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the price or prices at which the debt securities will be issued;

•	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

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the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

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the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the place or places where the principal of, premium and interest on the debt securities will be payable , where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon the Company may be served;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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the dates on which and the price or prices at which we may repurchase the debt securities at our option or at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

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if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

•	whether the debt securities are to be issued at any original issue discount, or OID, and the amount of discount with which such debt securities may be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

•	information with respect to book-entry procedures;

•	whether the debt securities will be subject to subordination and the terms of such subordination;

•	any restriction or condition on the transferability of the debt securities;

•	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities;

•	the provisions related to compensation and reimbursement of the trustee which applies to securities of such series;

•	the events of default and covenants with respect to the debt securities and the acceleration provisions with respect to the debt securities;

•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

•	if other than the trustee, the identity of each security registrar, paying agent and authenticating agent; and

•	any other terms of the debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;the conversion or exchange period;

•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the surviving corporation or the successor person is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the successor person has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•	failure to pay interest for 30 days after the date payment is due and payable;

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failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	certain events in bankruptcy, insolvency or reorganization relating to us; or

•	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

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we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

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we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	evidence the assumption by a successor entity of our obligations;

•	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us

•	add any additional events of default;

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add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	add guarantees with respect to or secure any debt securities;

•	establish the forms or terms of debt securities of any series;

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evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

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modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

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make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•	change the currency in which the principal, and any premium or interest, is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

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reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•	a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a non-consenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus, either independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities.

The warrants will be issued under warrant agreements to be entered into between us and a warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. The applicable warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•	title of the warrants;

•	aggregate number of the warrants;

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the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

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the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the price or prices at which the warrants will be issued;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the warrants;

•	antidilution provisions, if any, of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the applicable warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units composed of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may enter into one or more unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

You should read any prospectus supplement related to the units being offered, as well as the complete unit agreements that contain the terms of the units. We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

Any applicable prospectus supplement may describe, among other things:

•	the material terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units;

•	the date, if any, on and after which the constituent securities composing the units will be separately transferable;

•	any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock or preferred stock. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update, or change the terms and conditions of the rights as described in this prospectus.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange, and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers, or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers, or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers, or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at-the-market offering, a rights offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and the applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in the applicable prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by any prospectus supplement, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by any prospectus supplement, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock to be issued will be listed on the Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities being offered under this prospectus has been passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended March 31, 2020, and the effectiveness of our internal control over financial reporting have been audited by Armanino LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We also file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You can access this information through our website at www.investors.quantum.com. The SEC maintains a website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The information on the SEC’s web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We incorporate by reference into this prospectus the documents and information listed below:

•	our Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 24, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020, filed with the SEC on August 5, 2020, and September 30, 2020, filed with the SEC on October 28, 2020;

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our Current Reports on Form 8-K filed with the SEC on April 6, 2020 (with respect to Item 1.01 only), April  16, 2020, May 18, 2020, May  19, 2020, June 1, 2020, June  17, 2020, August 20, 2020, October 14, 2020; and November 25, 2020;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended March 31, 2020 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on July  2, 2020; and

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the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 29, 2020, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits to such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until we terminate the offering of our common stock made by this prospectus.

Statements contained in this prospectus or in any prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon written or oral request and at no cost to the requestor. To request this information, please contact us (i) in writing, at Quantum Corporation, Attn: Investor Relations, 224 Airport Parkway, Suite 550, San Jose, CA 95110 or (ii) by telephone, at (408) 944-4000.

We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may also obtain a free copy of these reports in the Investor Relations section of our website, www.quantum.com.